Execution Version EU-DOCS\31160993.15 26 FEBRUARY 2021 WESTERN POWER DISTRIBUTION PLC (as the Borrower) and J.P. MORGAN AG (as Agent) £350,000,000 FACILITY AGREEMENT 99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com Exhibit 10.1

CONTENTS

Clause		Page
1.	INTERPRETATION	1
2.	THE FACILITY	18
3.	PURPOSE	18
4.	CONDITIONS PRECEDENT	19
5.	DRAWDOWN	19
6.	REPAYMENT	20
7.	PREPAYMENT AND CANCELLATION	20
8.	INTEREST	22
9.	INTEREST PERIODS	23
10.	CHANGES TO THE CALCULATION OF INTEREST	23
11.	TAX GROSS-UP AND INDEMNITIES	25
12.	INCREASED COSTS	33
13.	MITIGATION	34
14.	REPLACEMENT OF A SINGLE LENDER	35
15.	PAYMENT MECHANICS	36
16.	SET-OFF	39
17.	REPRESENTATIONS	39
18.	INFORMATION COVENANTS	42
19.	FINANCIAL COVENANTS	45
20.	GENERAL COVENANTS	47
21.	EVENTS OF DEFAULT	54
22.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	57
23.	EVIDENCE AND CALCULATIONS	57
24.	OTHER INDEMNITIES	58
25.	EXPENSES	58
26.	AMENDMENTS AND WAIVERS	59
27.	CHANGES TO THE BORROWER	64
28.	CHANGES TO THE LENDERS	64
29.	ROLE OF THE AGENT	69
30.	SHARING AMONG THE FINANCE PARTIES	78
31.	CONFIDENTIALITY AND DISCLOSURE OF INFORMATION	79
32.	CONFIDENTIALITY OF FUNDING RATES	83
33.	CONTRACTUAL RECOGNITION OF BAIL-IN	84
34.	SEVERABILITY	86

EU-DOCS\31160993.15

35. COUNTERPARTS 86
36. NOTICES 86
37. LANGUAGE 88
38. GOVERNING LAW 88
39. ENFORCEMENT 88
SCHEDULE 1 89
THE ORIGINAL LENDERS
SCHEDULE 2 90
CONDITIONS PRECEDENT
SCHEDULE 3 91
REQUEST
SCHEDULE 4 92
FORM OF TRANSFER CERTIFICATE
SCHEDULE 5 95
FORM OF ASSIGNMENT AGREEMENT
SCHEDULE 6 99
FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 7 100
TIMETABLES
SCHEDULE 8 101
FORM OF SUBORDINATION DEED

i

EU-DOCS\31160993.15

1 EU-DOCS\31160993.15 THIS AGREEMENT is dated 26 February 2021 BETWEEN: (1) WESTERN POWER DISTRIBUTION PLC (registered number 09223384) (the “Borrower”); (2) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as original lenders (the “Original Lenders”); and (3) J.P. MORGAN AG as agent of the other Finance Parties (the “Agent”). IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions In this Agreement: “Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or A- or higher by Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency. “Acceptable Jurisdiction” means: (a) the United States of America; (b) the United Kingdom; or (c) any other member state of the European Union or any Participating Member State where such country has long term sovereign credit rating of AA or higher by Standard & Poor’s Rating Services or Aa2 or higher from Moody’s Investors Service Limited or AA or higher from Fitch Ratings Ltd. “Act” means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto. “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “Applicable Accounting Principles” means those accounting principles, standards and practices generally accepted in the United Kingdom and the accounting and reporting requirements of the Companies Act 2006, in each case as used in the Original Financial Statements. “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. “Available Commitment” means a Lender’s Commitment minus: (a) the amount (if any) of its participation in any outstanding Loan; and (b) in relation to any proposed Loan, the amount of its participation in any Loan that is due to be made on or before the proposed Drawdown Date.

2 EU-DOCS\31160993.15 “Available Facility” means the aggregate for the time being of each Lender’s Available Commitment. “Balancing and Settlement Code” means the document, as modified from time to time, setting out the electricity balancing and settlement arrangements designated by the Secretary of State and adopted by National Grid Electricity Transmission plc (Registered No. 2366977) or its successor pursuant to its transmission licence. “Bank Levy” means any amount payable by a Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including the United Kingdom bank levy as set out in the Finance Act 2011 (as amended), the French taxe de risque systémique as set out in Article 235 ter ZE of the French Tax Code and the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French Tax Code, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) and the Dutch bankenbelasting as set out in the Dutch bank levy act (Wet bankenbelasting) or any other implementing rules connected therewith and any tax in any other jurisdiction levied on a similar basis or for a similar purpose) or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, in each case which is currently in force or envisaged. “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”. “Blocking Law” means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union); (b) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; or (c) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung). “Bond Redemption Date” means the date specified as the redemption date in the Bond Redemption Notice.

3 EU-DOCS\31160993.15 “Bond Redemption Notice” means the notice given by the Borrower to the Bank of New York Mellon as bond trustee in respect of the redemption in full of the Borrower’s USD 500 million 5.375 per cent. notes due 1 May 2021. “Break Costs” means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender would have received for the period from the date of receipt of any part of its participation in a Loan or Unpaid Sum to the last day of the applicable Interest Period for that Loan or Unpaid Sum if the principal or Unpaid Sum received had been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the applicable Interest Period. “Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in London and New York. “Calculation Date” means the last day of a Calculation Period, being 31 March or 30 September. “Calculation Period” means each period of twelve months ending on 31 March or 30 September. “Cash” has the meaning given to that term in Clause 19 (Financial Covenants). “Cash Equivalent Investments” has the meaning given to that term in Clause 19 (Financial Covenants). “Code” means the US Internal Revenue Code of 1986. “Commitment” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Competitor” means any person that is, or is an Affiliate or Related Fund of, a person that is: (a) a competitor of the Group in respect of the Permitted Business; or (b) an Infrastructure Equity Investment Fund, provided that in the case of an Affiliate of such a person, any such Affiliate managed independently of such person and which has appropriate information barriers put in place between it and such a person will not constitute a “Competitor”. “Compliance Certificate” means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

4 EU-DOCS\31160993.15 “Confidential Information” means all information relating to each of the Borrower and its Subsidiaries, PPL Corporation and any of its Subsidiaries which directly or indirectly holds shares in the Borrower and the directors, officers and employees of any of them (the “Extended Group”), the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party, under the Finance Documents or the Facility from either: (a) any member of the Extended Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Extended Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 31 (Confidentiality and disclosure of information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Extended Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Extended Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent. “Consolidated EBITDA” has the meaning given to that term in Clause 19 (Financial Covenants). “CRD IV” means EU CRD IV and UK CRD IV. “CTA 2009” means the Corporation Tax Act 2009. “CTA 2010” means the Corporation Tax Act 2010. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

5 EU-DOCS\31160993.15 any Commitment or amount outstanding under this Agreement. “Default” means: (a) an Event of Default; or (b) an event or circumstance which would be (with the lapse of time, the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available by the Drawdown Date in accordance with Clause 5.2 (Advance of Loan); (b) which has otherwise rescinded or repudiated a Finance Document; (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or (ii) the relevant Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “Direction Letter” means the direction letter dated on or around the date of the Request from the Borrower to the Agent. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

6 EU-DOCS\31160993.15 “Distressed Debt Fund” means any trust, fund or other entity which is or would reasonably be recognised or categorised as a “distressed debt fund” by reputable institutions which are prominent participants in the financial markets. Distressed Debt Funds will be construed so as to include the debt trading desk (or equivalent) operated by a department of a bank or financial institution where that trading desk would be engaging in trading for or on behalf of an entity which itself constitutes a Distressed Debt Fund. “Distribution Companies” means Western Power Distribution (South West) plc, Western Power Distribution (South Wales) plc, Western Power Distribution (West Midlands) plc and Western Power Distribution (East Midlands) plc and any other distribution company which is licensed by Ofgem or any successor regulatory body as a distribution network operator and owned (whether directly or indirectly) by the Borrower from time to time. “Drawdown Date” means the date on which the Loan is made. “Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. “Environmental Law” means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. “EU CRD IV” means: (a) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (“CRR”); and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”). “Event of Default” means an event or circumstance specified as such in Clause 21 (Events of Default).

7 EU-DOCS\31160993.15 “Existing Lender” has the meaning given to that term in Clause 28.1 (Assignments and transfers by the Lenders). “Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility). “Facility Office” means the office(s) notified by a Lender to the Agent: (a) on or before the date it becomes a Lender; or following that date, (b) by not less than five Business Days’ notice, as the office(s) through which it will perform its obligations under this Agreement. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Final Maturity Date” means the date falling six months after the Drawdown Date. “Finance Document” means: (a) this Agreement; (b) a Transfer Certificate; (c) an Assignment Agreement; (d) a Request; or (e) any other document designated as such by the Agent and the Borrower. “Finance Party” means the Agent or a Lender.

8 EU-DOCS\31160993.15 “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed; (b) any acceptance credit; (c) any bond, note, debenture, loan stock or other similar instrument; (d) any redeemable preference share; (e) the amount of any liability in respect of any finance or capital lease which would, in accordance with the Applicable Accounting Principles, be treated as a balance sheet liability; (f) receivables sold or discounted (otherwise than on a non-recourse basis); (g) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; (h) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close- out of that derivative transaction, that amount) shall be taken into account); (i) any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition which has the commercial effect of a borrowing; (j) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or (k) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above. “Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (ii) of Clause 10.4(a) (Cost of funds). “Group” means the Borrower and its Subsidiaries. “Hedge Fund” means a pooled investment vehicle or similar entity that is commonly but not exclusively referred to in the financial marketplace as a “hedge fund” and having the following characteristics: (a) it generally seeks consistent levels of returns regardless of market conditions; (b) it generally uses complex strategies (which may include but not be limited to short-selling, use of leverage and arbitrage and derivatives transactions) in order to minimise market correlations with the goal of generating high returns (either in an absolute sense or over a specified market benchmark); and (c) it generally is open only to financially sophisticated investors. Hedge Fund will be construed so as to include “vulture funds” and any pass-through or structured finance vehicles in whatever legal form which are used by a Hedge Fund as part of structuring an investment.

9 EU-DOCS\31160993.15 “Holding Company” means in relation to a person, any other person in respect of which it is a Subsidiary. “Impaired Agent” means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. “Increased Cost” means: (a) an additional or increased cost; (b) a reduction in the rate of return under a Finance Document or on a Lender’s (or its Affiliate’s) overall capital; or (c) a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by a Lender or any of its Affiliates but only to the extent attributable to that Lender having entered into any Finance Document or funding or performing its obligations under any Finance Document. “Infrastructure Equity Investment Fund” means an entity, a predominant portion of whose business involves making equity investments in infrastructure assets (but excluding, for the avoidance of doubt, any entity whose activities are solely the making, purchasing or investing in loans or debt securities or purely passive equity investments in infrastructure and which is an Affiliate or Related Fund of an Infrastructure Equity Investment Fund but is managed or controlled independently from such Infrastructure Equity Investment Fund or has established procedures which will prevent confidential information supplied to such entity from being transmitted or otherwise made available to such Infrastructure Equity Investment Fund). “Insolvency Event” in relation to a Finance Party means that the relevant Finance Party: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

10 EU-DOCS\31160993.15 (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Interest Payable” has the meaning given to that term in Clause 19 (Financial Covenants). “Interest Period” means, in respect of the Loan, each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated. “Interpolated Screen Rate” means, in relation to the Loan, the rate rounded to the same number of decimal places as the two relevant Screen Rates which results from interpolating on a linear basis between:

11 EU-DOCS\31160993.15 (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan, each as of the Specified Time for Sterling. “ITA” means the Income Tax Act 2007. “Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any jurisdiction in which a member of the Group or a Holding Company of the Borrower is incorporated; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided under Schedule 2 (Conditions Precedent). “Lender” means: (a) an Original Lender; or (b) any person which becomes a Party as a “Lender” after the date of this Agreement in accordance with Clause 28 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. “LIBOR” means, in relation to the Loan: (a) the applicable Screen Rate as of the Specified Time for Sterling and for a period equal in length to the Interest Period of the Loan; or (b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rates), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. “Licence” means: (a) each electricity distribution licence made and treated as granted to a Distribution Company under Section 6(1)(c) of the Act pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September, 2001; or (b) any statutory amendment or replacement licence or licences granted pursuant to the Utilities Act 2000 (or any equivalent legislation which supersedes the Utilities Act

12 EU-DOCS\31160993.15 2000) which permit a Distribution Company to distribute electricity in the area it is certified to operate in. “LMA” means the Loan Market Association. “Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. “Majority Lenders” means two or more Lenders whose Commitments together aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to that reduction). “Margin” means 1.00 per cent. per annum. “Material Adverse Effect” means a material adverse effect on: (a) the business, assets or financial condition of the Group taken as a whole; (b) the ability of the Borrower to perform its payment obligations under the Finance Documents; or (c) the validity or enforceability of the Finance Documents or the rights or remedies of the Finance Parties under any of the Finance Documents. “New Lender” has the meaning given to that term in Clause 28.1 (Assignments and transfers by the Lenders). “Ofgem” means the Office of Gas and Electricity Markets. “Original Financial Statements” means the audited consolidated financial statements of the Borrower and each Distribution Company for the year ended 31 March 2020. “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004. “Permitted Acquisition” means the acquisition by any member of the Group of an entity: (a) which carries out a Permitted Business; (b) which is incorporated or established in England or the European Union; and (c) in respect of which, on or prior to the closing date of the acquisition, the Borrower has delivered a certificate to the Agent confirming that, taking into account the consideration payable in respect of the acquisition (including any associated costs and expenses and assuming the target entity (and its Subsidiaries) formed part of the Group as at the Calculation Date falling immediately prior to the closing date of such acquisition), no Event of Default would have occurred under Clause 19.3 (Interest Cover) or Clause 19.4 (Asset Cover), in each case as at the Calculation Date falling immediately prior to the closing date of such acquisition.

13 EU-DOCS\31160993.15 “Permitted Business” means: (a) a business that: (i) possesses characteristics similar to the regulated business of a distribution network operator, as carried out by any of the Distribution Companies (a “DNO Business”); (ii) provides facilities for and connected with a DNO Business; (iii) is complementary or ancillary to the operation of a DNO Business or any other business already conducted by an entity within the Group; or (iv) provides services to any member of the Group which are currently provided by third parties; or (b) any other business approved or consented to by the Agent. “PPL Corporation” means PPL Corporation, a company incorporated in Pennsylvania, US, whose head office is at 2 N Ninth Street, Allentown, PA18101, Pennsylvania, US, and whose registered number is 2570936. “PPL Group” means PPL Corporation and any of its Subsidiaries. “Qualifying Lender” has the meaning given to it in Clause 11 (Tax gross-up and Indemnities). “Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first day of that period, unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days). “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks: (a) if: (i) the Reference Bank is a contributor to the Screen Rate; and (ii) it consists of a single figure, the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; (b) in any other case, the rate at which the relevant Reference Bank could fund itself in Sterling for the relevant period with reference to the unsecured wholesale funding market. “Reference Banks” means the principal London offices of such banks or financial institutions as are appointed by the Agent in consultation with the Borrower and with the consent of any such bank or financial institution so appointed. “Regulatory Asset Value” has the meaning given to that term in Clause 19 (Financial Covenants). “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is

14 EU-DOCS\31160993.15 managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Market” means the London interbank market. “Repeating Representations” means the representations which are deemed, pursuant to Clause 17.19(b) (Times for making representations) to be repeated under this Agreement. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Request” means a request for the Loan, substantially in the form set out in Schedule 3 (Request). “Restricted Party” means a person that is: (a) listed on, or owned or controlled (as such terms are defined by the relevant Sanctions Authority) by a person or persons listed on, or acting on behalf of a person listed on, any Sanctions List; or (b) incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person or persons located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions. “Sanctions” means the economic, trade or financial sanctions laws, regulations or embargoes administered, enacted or enforced by a Sanctions Authority. “Sanctions Authorities” means, together: (a) the US government; (b) the Security Council of the United Nations; (c) Her Majesty’s Treasury of the United Kingdom; (d) the European Union; (e) the government of Canada; or (f) the government institutions of any of the above, to the extent the economic, trade or financial sanctions laws, regulations and/or embargos are publicly available. “Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities. “Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Sterling and for the relevant period displayed on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. “Secretary of State” means the Secretary of State for Business, Energy and Industrial Strategy.

15 EU-DOCS\31160993.15 “Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect. “Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables). “Subordination Deed” means a document substantially in the form set out in Schedule 8 (Form of Subordination Deed) duly completed and executed by the parties thereto. “Subsidiary” means: (a) a subsidiary within the meaning of section 1159 of the Companies Act 2006; and (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Credit” has the meaning given to it in Clause 11 (Tax gross-up and Indemnities). “Tax Deduction” has the meaning given to it in Clause 11 (Tax gross-up and Indemnities). “Tax Payment” means either the increase in a payment made by the Borrower to a Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity). “Total Commitments” means the aggregate of the Commitments, being £350,000,000 at the date of this Agreement. “Total Net Debt” has the meaning given to that term in Clause 19 (Financial Covenants). “Transfer Certificate” means a certificate, substantially in the form of Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. “Transfer Date” means, in relation to an assignment or transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “Treaty Lender” has the meaning given to it in Clause 11 (Tax gross-up and Indemnities). “UK” means the United Kingdom. “UK CRD IV” means: (a) CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”); (b) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (“WAA”)) implemented CRD and its implementing measures; and

16 EU-DOCS\31160993.15 (c) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act. “Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents. “US” means the United States of America. “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. 1.2 Construction (a) In this Agreement, unless the contrary intention appears, a reference to: (i) an amendment includes a supplement, novation, restatement or re- enactment and amended will be construed accordingly; (ii) assets includes present and future properties, revenues and rights of every description; (iii) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation; (iv) disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly; (v) a group of Lenders includes all the Lenders; (vi) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money; (vii) know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer; (viii) a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality; (ix) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

17 EU-DOCS\31160993.15 (x) the winding-up of a person includes the administration, dissolution or liquidation or other like process of that person, any composition or arrangement with the creditors, amalgamation, reconstruction, reorganisation or consolidation pursuant to Part XXVI of the Companies Act 2006 proposed or carried out in respect of that person or a company voluntary arrangement pursuant to the Insolvency Act 1986 carried out or proposed in respect of that person; (xi) a currency is a reference to the lawful currency for the time being of the relevant country; (xii) a Default or an Event of Default being outstanding means that it has not been remedied or waived; (xiii) a provision of law is a reference to that provision as extended, applied, amended or re-enacted from time to time and includes any subordinate legislation; (xiv) a Clause, a paragraph or a Schedule is a reference to a clause or a paragraph of, or a schedule to, this Agreement; (xv) a person includes its successors in title, permitted assigns and permitted transferees; (xvi) a Finance Document or another document is a reference to that Finance Document or other document as amended; and (xvii) a time of day is a reference to London time. (b) Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that: (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not); (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and (iii) notwithstanding paragraph (a) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate. The above rules will only apply to the last month of any period. (c) Unless the contrary intention appears: (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement; (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

18 EU-DOCS\31160993.15 (iii) any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents. (d) The headings in this Agreement do not affect its interpretation. (e) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. 1.3 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 1.4 Currency symbols and definitions “£” and “Sterling” denote the lawful currency of the United Kingdom. 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrower a Sterling term facility in an aggregate amount which is equal to the Total Commitments. 2.2 Finance Parties’ rights and obligations. (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3. PURPOSE 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facility towards:

19 EU-DOCS\31160993.15 (a) the repayment of existing Financial Indebtedness of the Borrower; and (b) its general corporate purposes. 3.2 No obligation to monitor No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS PRECEDENT 4.1 Conditions precedent documents (a) The Lenders will only be obliged to comply with Clause 5.2 (Advance of Loan) if, on or before the Drawdown Date, the Agent has received all of the documents and evidence set out in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it (acting on the instructions of all the Lenders, acting reasonably) or, in respect of any such document or evidence, has notified the Borrower that it has waived the requirement for such document or evidence to be delivered. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied, or such waiver being given. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.2 (Advance of Loan) if, on the date of the Request and the Drawdown Date: (a) the Repeating Representations are correct in all material respects; and (b) no Event of Default is outstanding or would result from the Loan. 4.3 Maximum number A Request may not be given if, as a result, there would be more than one Loan outstanding. 5. DRAWDOWN 5.1 Giving of a Request The Parties acknowledge the Request submitted by the Borrower to the Agent on 24 February 2021 (the “February Request”) and, on and from the date of this Agreement, agree that the February Request shall become irrevocable. 5.2 Advance of Loan (a) If the conditions set out in this Agreement have been met, each Lender must make its participation in the Loan available through its Facility Office by no later than 2.00 pm on the Drawdown Date.

20 EU-DOCS\31160993.15 (b) The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan. (c) The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time (or such other time as agreed between the Agent and the Lenders). 6. REPAYMENT 6.1 Repayment of Loans (a) The Borrower must repay the Loan in full on the Final Maturity Date. (b) The Borrower may not re-borrow any part of the Facility which is repaid. 7. PREPAYMENT AND CANCELLATION 7.1 Mandatory prepayment - illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in the Loan: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the relevant Lender’s participation has not been transferred pursuant to Clause 7.6 (Right of repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid. 7.2 Change of Control (a) Upon the occurrence of a Change of Control, the Facility will be immediately cancelled and shall immediately cease to be available for further utilisation and the Loan, accrued interest and all other amounts under the Finance Documents shall become immediately due and payable. (b) Any prepayment made pursuant to this Clause 7.2 shall be applied pro rata to each Lender’s participation in the Loan. (c) For the purposes of this Clause 7.2, a “Change of Control” means any person (whether alone or together with any associated person or persons) gaining control of the Borrower (for these purposes “associated person” means, in relation to any person, a person who is (i) “acting in concert” (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a “connected person” (as defined in section 1122 of the CTA 2010) of that person and “control” means the relevant person satisfies any of the criteria set out in paragraphs (1)(a) to (c) of Section 1159 of the Companies Act 2006), except to the extent of a group reorganisation where the Borrower continues to be controlled directly or indirectly by PPL Corporation.

21 EU-DOCS\31160993.15 7.3 Voluntary prepayment (a) The Borrower may, by giving not less than three Business Days’ prior written notice to the Agent, prepay the Loan at any time in whole or in part. (b) A prepayment of part of the Loan must be by an amount that reduces the amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000. (c) Any prepayment made pursuant to this Clause 7.3 shall be applied pro rata to each Lender’s participation in the Loan. 7.4 Automatic cancellation The Available Commitments will be automatically cancelled at 11.59 p.m. on the Bond Redemption Date. 7.5 Voluntary cancellation (a) The Borrower may, by giving not less than three Business Days’ prior written notice to the Agent, cancel the unutilised amount of the Total Commitments in whole or in part. (b) Partial cancellation of the Total Commitments must be by an amount that reduces the amount of the Loan by a minimum amount of £5,000,000 and an integral multiple of £1,000,000. (c) Any cancellation under this Clause 7.5 shall reduce the Commitments of the Lenders rateably. 7.6 Right of repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by the Borrower is required to be increased under Clause 11.2(c) (Tax gross-up); (ii) any Lender gives notice under Clause 10.3 (Market disruption); or (iii) any Lender claims indemnification from the Borrower under Clause 11.3 (Tax indemnity) or Clause 12 (Increased costs), the Borrower may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan. (b) On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitment shall be immediately cancelled.

22 EU-DOCS\31160993.15 7.7 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the relevant Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 7.8 No re-borrowing of Loans The Borrower may not re-borrow any part of the Facility which is prepaid. 7.9 Miscellaneous provisions (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs. (c) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated. (d) If all or part of a Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 8. INTEREST 8.1 Calculation of interest The rate of interest on the Loan for each Interest Period is the percentage rate per annum equal to the aggregate of the applicable: (a) Margin; and (b) LIBOR. 8.2 Payment of interest The Borrower must pay accrued interest on the Loan made to it on the last day of each Interest Period. 8.3 Interest on overdue amounts (a) If the Borrower fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment at a rate which is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods of any duration of up to three months

23 EU-DOCS\31160993.15 selected by the Agent (acting reasonably). Any interest accruing under this Clause (a) shall be immediately payable by the Borrower on demand by the Agent. (b) Notwithstanding Clause (a) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Interest Period, then: (i) the first Interest Period for that overdue amount will be the unexpired portion of that Interest Period; and (ii) the rate of interest on the overdue amount for that first Interest Period will be one per cent. per annum above the rate then payable on that Loan. (c) After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with Clause (a) above. (d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Interest Periods but will remain immediately due and payable. 8.4 Notification of rates of interest (a) The Agent must promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Agent must promptly notify the Borrower of each Funding Rate relating to the Loan. 9. INTEREST PERIODS 9.1 Interest Periods (a) Each Interest Period for the Loan will be one month. (b) An Interest Period for a Loan shall start on the Drawdown Date or (if already made) on the last day of its preceding Interest Period. 9.2 No overrunning the Final Maturity Date If an Interest Period would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on such Final Maturity Date. 10. CHANGES TO THE CALCULATION OF INTEREST 10.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan. (b) Reference Bank Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time for a period equal in length to the Interest Period of the Loan.

24 EU-DOCS\31160993.15 (c) Cost of funds: If Clause (b) above applies but no Reference Bank Rate is available for the relevant Interest Period, there shall be no LIBOR for the Loan and Clause 10.4 (Cost of funds) shall apply to the Loan for that Interest Period. 10.2 Calculation of Reference Bank Rate (a) Subject to Clause (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Bank Rates. (b) If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period. 10.3 Market disruption If, before close of business on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 50 per cent. of the Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan for the relevant Interest Period. 10.4 Cost of funds (a) If this Clause 10.4 applies, the rate of interest on each Lender’s share of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by close of business on the date falling one Business Day after the quotation date (or, if earlier, on the date falling one Business Day before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select. (b) If this Clause 10.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to Clause (b) above shall be binding on all Parties. (d) If this Clause 10.4 applies pursuant to Clause 10.3 (Market disruption) and: (i) a Lender’s Funding Rate is less than LIBOR; or (ii) a Lender does not supply a quotation by the time specified in paragraph (ii) of Clause (a) above, the cost to that Lender of funding its participation in the Loan for that Interest Period shall be deemed, for the purposes of paragraph (ii) of Clause (a) above, to be LIBOR. 10.5 Notification to Borrower

25 EU-DOCS\31160993.15 If Clause 10.4 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Borrower. 10.6 Break Costs (a) The Borrower shall, within five Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of the Loan or any Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 11. TAX GROSS-UP AND INDEMNITIES 11.1 Definitions (a) In this Agreement: “Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Original Lender’s name in Schedule 1 (The Original Lenders) and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (b) where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender is filed with HM Revenue & Customs within 30 days of that date. “Protected Party” means a Lender, to the extent such Lender is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Qualifying Lender” means: (a) a Lender which is beneficially entitled to interest payable to it in respect of an advance under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA 2009; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

26 EU-DOCS\31160993.15 (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or (iii) a Treaty Lender; or (b) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document. “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Treaty Lender” means a Lender which: (a) is treated as a resident of a Treaty State for the purposes of the Treaty;

27 EU-DOCS\31160993.15 (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) meets all other conditions which must be met under the Treaty for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, including the completion of any necessary procedural formalities. “Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. “UK Non-Bank Lender” means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender. Unless a contrary indication appears, in this Clause 11, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting in good faith. 11.2 Tax gross-up (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, each Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower. (c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under Clause (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the relevant Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and such Lender has received from the Borrower a certified copy of that Direction; and (B) the payment could have been made to the relevant Lender without any Tax Deduction if that Direction had not been made; or

28 EU-DOCS\31160993.15 (iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and: (A) the relevant Lender has not given a Tax Confirmation to the Borrower; and (B) the payment could have been made to the relevant Lender without any Tax Deduction if the relevant Lender had given a Tax Confirmation to the Borrower on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a Treaty Lender (or would be a Treaty Lender on the completion of any procedural formalities) and the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under Clause (g) below. (e) If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Lender entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) (i) Subject to paragraph (ii) below, a Treaty Lender (or a Lender that would be a Treaty Lender on the completion of any procedural formalities) and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make payments under the Finance Documents without a Tax Deduction. (ii) A Treaty Lender (or a Lender that would be a Treaty Lender on the completion of any procedural formalities) which is: (A) an Original Lender shall, if it holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to this Agreement, confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Lenders); (B) not an Original Lender shall, if it holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, the Lender shall be under no obligation pursuant to paragraph (i) above.

29 EU-DOCS\31160993.15 (h) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (ii) of Clause (g) above and: (i) the Borrower has not made a Borrower DTTP Filing in respect of that Lender; or (ii) the Borrower has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or (C) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make payments under the Finance Documents without a Tax Deduction. (i) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (ii) of Clause (g), the Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of the relevant Lender’s Commitment(s) or its participation in the Loan unless the relevant Lender otherwise agrees. (j) The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. (k) A UK Non-Bank Lender shall promptly notify the Borrower if there is any change in the position from that set out in the Tax Confirmation. 11.3 Tax indemnity (a) The Borrower shall, within five Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Clause (a) above does not apply to any Tax assessed on a Protected Party under the laws of the jurisdiction (or any political subdivision thereof) in which: (i) the relevant Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the relevant Protected Party is treated as resident for tax purposes; or (ii) the relevant Protected Party’s Facility Office or permanent establishment is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the relevant Protected Party.

30 EU-DOCS\31160993.15 (c) Clause (a) does not apply to any Tax assessed on the relevant Protected Party to the extent the loss, liability or cost: (i) is compensated for by an increased payment under Clause 11.2 (Tax gross-up); (ii) would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 11.2 (Tax gross-up) applied; (iii) relates to a FATCA Deduction required to be made by a Party; (iv) is compensated for by Clause 11.6 (Stamp taxes) or Clause 11.7 (VAT) (or would have been so compensated for under those Clauses but was not so compensated solely because any of the exceptions set out therein applied); or (v) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy). (d) If a Protected Party is making, or is intending to make, a claim under Clause (a), it must promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Borrower. (e) A Protected Party shall, on receiving a payment from the Borrower under this Clause 11.3, notify the Agent. 11.4 Tax Credit If the Borrower makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) the relevant Finance Party has obtained and utilised that Tax Credit, the relevant Finance Party shall pay an amount to the Borrower which the relevant Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower. 11.5 Lender Status Confirmation Each Lender which is not an Original Lender shall represent, in the documentation which it executes on becoming a Party as a Lender which of the following categories it falls in: (a) not a Qualifying Lender; (b) a Qualifying Lender (other than a Treaty Lender); or (c) a Treaty Lender. If such Lender fails to indicate its status in accordance with this Clause 11.5 then that Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Lender until such time as it notifies the Borrower which category applies. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of that Lender to comply with this Clause 11.5. 11.6 Stamp taxes

31 EU-DOCS\31160993.15 The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in respect of an assignment, novation, transfer or sub- participation of the Loan by that Finance Party. 11.7 VAT (a) All amounts expressed to be payable under a Finance Document by the Borrower to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to (b) below, if VAT is or becomes chargeable on any supply made by a Finance Party to the Borrower under a Finance Document and that Finance Party is required to account to the relevant tax authority for the VAT, the Borrower must pay to that Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and that Finance Party must promptly provide an appropriate VAT invoice to the Borrower). (b) Where a Finance Document requires the Borrower to reimburse or indemnify a Finance Party for any cost or expense, the Borrower shall reimburse or indemnify (as the case may be) that Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (c) Any reference in this Clause 11.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994). (d) In relation to any supply made by a Finance Party to the Borrower under a Finance Document if reasonably requested by that Finance Party, the Borrower must promptly provide that Finance Party with details of its VAT registration and such other information as is reasonably requested in connection with that Finance Party’s VAT reporting requirements in relation to such supply. 11.8 FATCA Information (a) Subject to Clause (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of

32 EU-DOCS\31160993.15 that other Party’s compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (i) of Clause (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause (a) above shall not oblige any Finance Party to do anything, and paragraph (iii) of Clause (a) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (i) or (ii) of Clause (a) above (including, for the avoidance of doubt, where (c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 11.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties. 11.10 DAC6 (a) In this Clause 11.10, "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU. (b) The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser

33 EU-DOCS\31160993.15 to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). (c) Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. 12. INCREASED COSTS 12.1 Increased Costs Except as provided below in this Clause 12, the Borrower must, within five Business Days of demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of: (a) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; (b) compliance with any law or regulation made after the date of this Agreement (but, in respect of any regulation not having the force of law, only to the extent the relevant Finance Party or its Affiliate would be expected to comply); or (c) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent such increased costs were not reasonably capable of being accurately calculated prior to the date of this Agreement or, in the case of a new Lender, prior to the date on which it became a Lender, and provided in each case that such Lender confirms as such to the Borrower and that it is its general policy to charge such costs to similar borrowers of similar facilities. 12.2 Exceptions The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is: (a) compensated for under another Clause or would have been but for an exception to that Clause; (b) attributable to a Tax Deduction required by law to be made by the Borrower; (c) compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 11.3(b) or 11.3(c) applied); (d) attributable to a FATCA Deduction required to be made by a Party; (e) the subject of a claim by a Finance Party pursuant to Clause 12.1 (Increased Costs) notified to the Borrower 180 or more days from the date upon which the relevant Finance Party became aware of such Increased Cost; (f) suffered or incurred in respect of any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy);

34 EU-DOCS\31160993.15 (g) compensated for by Clause 11.6 (Stamp taxes) or Clause 11.7 (VAT) (or would have been so compensated for under those Clauses but was not so compensated solely because any of the exceptions set out in the relevant Clause applied); (h) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or (i) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates). 12.3 Claims A Finance Party intending to make a claim for an Increased Cost shall notify the Agent promptly and in any event within 180 days of the circumstances giving rise to, and the amount of, the claim (setting out, in reasonable detail, calculations thereof), following which the Agent shall promptly notify the Borrower. 13. MITIGATION 13.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which result or would result in the Facility ceasing to be available or: (i) any amount becoming payable under or pursuant to any of Clause 11 (Taxes) or Clause 12 (Increased Costs); (ii) the relevant Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; (iii) the relevant Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; or (iv) the occurrence of any market disruption event, including (but not limited to) transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office. (b) No Finance Party is obliged to take any step under this Clause 13 if, in the opinion of the relevant Finance Party (acting reasonably), to do so might be prejudicial to it. (c) Each Finance Party must promptly notify the Agent of any circumstances as described in paragraphs (i) to (iv) of Clause (a), following which the Agent shall promptly notify the Borrower. (d) The Borrower must indemnify each Finance Party for all costs and expenses reasonably incurred by such Finance Party as a result of any step taken under this Clause 13. (e) This Clause 13 does not in any way limit the obligations of the Borrower under the Finance Documents.

35 EU-DOCS\31160993.15 14. REPLACEMENT OF A SINGLE LENDER 14.1 Replacement of a single Lender (a) Notwithstanding Clause 13 (Mitigation), if any circumstances arise which result in: (i) any Tax Payment or Increased Cost being payable to a Finance Party; (ii) a Finance Party giving notice under Clause 10.3 (Market disruption); (iii) a Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; (iv) a Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank; (v) a Finance Party being a Defaulting Lender; or (vi) the occurrence of any market disruption event, then the Borrower, at its expense, at any time within 180 days after the occurrence of the relevant event or circumstance may by notice to the Agent require such Finance Party to (and to the extent permitted by law the relevant Finance Party shall) novate pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”), which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including the assumption of the transferring Finance Party’s participations or unfunded participations (as the case may be) on the same basis as the transferring Finance Party) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of the relevant Finance Party’s participation in the outstanding Loan and all accrued interest (to the extent the Agent has not given a notification under Clause 28.12(b) (Pro rata interest settlement)), Break Costs and other amounts payable to the relevant Finance Party under the Finance Documents provided that: (A) the Borrower shall have paid to the relevant Finance Party all amounts accrued and owing to relevant Finance Party hereunder; (B) the Borrower shall have no right to replace the Agent; (C) the relevant Finance Party shall have no obligation to the Borrower to find a Replacement Lender; (D) the transfer must take place no later than 14 days after the notice referred to above; and (E) the relevant Finance Party shall only be obligated to transfer its rights and obligations pursuant to this Clause 14 once it is satisfied that it has complied with all necessary “know your customer requirements” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (b) Each Finance Party shall perform the checks described in paragraph (E) of Clause (a) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (vi) of Clause (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

36 EU-DOCS\31160993.15 15. PAYMENT MECHANICS 15.1 Payments to the Agent (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, that Party shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in London with such bank as the Agent specifies. 15.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 15.3 (Distributions to the Borrower) and Clause 15.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account at such bank as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in London specified by that Party. 15.3 Distributions to the Borrower The Agent may (with the consent of the Borrower or in accordance with Clause 16 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents, or in or towards purchase of any amount of any currency to be so applied. 15.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless Clause (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders, then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall, as soon as reasonably practicable following a demand, refund the relevant amount made available to it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any

37 EU-DOCS\31160993.15 funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 15.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender (as applicable) which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 15.1 (Payments to the Agent) may instead either: (i) pay that amount direct to the required recipient; or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (as applicable) (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or the “Recipient Parties”), and in each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 15.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 29.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause (e)) give all requisite instructions to the bank with which the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 15.2 (Distributions by the Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to Clause (d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with which the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 15.6 Partial payments (a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under those Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under those Finance Documents in the following order:

38 EU-DOCS\31160993.15 (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (ii) second, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents; (iii) third, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and (iv) fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses (a)(ii) to (a)(iv) above. (c) Clauses (a) and (b) above will override any appropriation made by the Borrower. 15.7 No set-off by the Borrower All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 15.8 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 15.9 Currency of account (a) Subject to Clauses (b) and (c) below, the Sterling is the currency of account and payment for any sum due from the Borrower under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than Sterling shall be paid in that other currency. 15.10 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of

39 EU-DOCS\31160993.15 that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably after consultation with the Borrower), be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 15.11 Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower (whether or not it is finally determined that a Disruption Event has occurred) shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 26 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 15.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause (d) above. 16. SET-OFF If an Event of Default is continuing, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. 17. REPRESENTATIONS 17.1 Representations The representations set out in this Clause 17 are made by the Borrower to each Finance Party. 17.2 Status It is a limited liability company, duly incorporated and validly existing under the laws of England and Wales.

40 EU-DOCS\31160993.15 17.3 Powers and authority It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 17.4 Legal validity Subject to the Legal Reservations, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation. 17.5 Non-conflict Subject to the Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with any borrowing or other power or restriction granted or imposed by: (a) any law or regulation applicable to it and violation of which has or is likely to have a Material Adverse Effect; or (b) its constitutional documents. 17.6 No default (a) No Event of Default is outstanding. (b) No Event of Default might reasonably be expected to result from the making of the Loan. (c) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject, in each case which has or is reasonably likely to have a Material Adverse Effect. 17.7 Authorisations All authorisations required: (a) to enable it to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party; and (b) to make the Finance Documents admissible in evidence in England and Wales, have been obtained or effected (as appropriate) and, subject to the Legal Reservations, are in full force and effect. 17.8 Financial statements Its and each of the Distribution Companies’ audited consolidated financial statements most recently delivered to the Agent (which, at the date of this Agreement, are the Original Financial Statements): (a) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and (b) fairly present the consolidated financial condition of the relevant entity as at the date to which they were drawn up,

41 EU-DOCS\31160993.15 except, in each case, as disclosed to the contrary in those financial statements. 17.9 Litigation No litigation, arbitration or administrative proceedings against it are current or, to its knowledge, pending or threatened, in each case which are reasonably likely to be adversely determined and, if so adversely determined, are reasonably likely to have a Material Adverse Effect. 17.10 Winding Up No meeting has been convened for its winding-up and, so far as it is aware, no petition, application or the like is outstanding for its winding-up. 17.11 Non-Violation of other Agreements Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate, to an extent or in a manner which has or is likely to have a Material Adverse Effect on it, any agreement to which it is a party or which is binding on it. 17.12 Governing Law and Enforcement (a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 17.13 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (which for these purposes does not include a Transfer Certificate or other transfer or disposal of any Finance Party’s rights or obligations under a Finance Document or any stamp, registration or similar tax that may be imposed on enforcement of any security). 17.14 No misleading information (a) Save as disclosed to the Agent prior to the date of this Agreement, any written factual information provided by any member of the Group to any Finance Party in connection with the Facility was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) Nothing has occurred or been omitted from the information provided to the Agent in connection with the Facility and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect. 17.15 Pari Passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 17.16 Licence

42 EU-DOCS\31160993.15 Each Licence is in full force and effect and there is no investigation or proceeding current, pending or threatened which could, if adversely determined, result in the termination of any Licence. 17.17 Anti-corruption law Each member of the Group has conducted its businesses in compliance with applicable anti- corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 17.18 Sanctions (a) No member of the Group nor, to the knowledge of the Borrower, any of their directors or officers: (i) is a Restricted Party; or (ii) is located or resident in or organised under the laws of a country or territory that is the subject of country-wide or territory-wide Sanctions; or (iii) has received notice of, or is aware of, any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority. (b) The Borrower shall ensure that each member of the Group will ensure that appropriate policies, procedures, controls and safeguards are in place designed to prevent any action being taken that would be contrary to (a). (c) Nothing in this Clause 17.18 shall create or establish an obligation or right for any member of the Group to the extent that, by agreeing to it, compliance with it, exercising it, having such obligation or right, or otherwise, it would be placed in violation of any law applicable to it. (d) The Borrower shall only represent or warrant under this Clause 17.18 to the extent that giving or complying with such representation does not result in any violation of, conflict with or liability under the Blocking Law. (e) This Clause 17.18 shall only apply for the benefit of a Lender to the extent that the representation under this Clause 17.18 would not result in any violation of, conflict with or liability under the Blocking Law. 17.19 Times for making representations (a) The representations set out in this Clause 17 are made by the Borrower on the date of this Agreement. (b) The representations in Clauses 17.2 (Status) to 17.5 (Non conflict) (inclusive), 17.6(a) (No default), 17.7 (Authorisations), 17.8 (Financial statements) and 17.12 (Governing Law and Enforcement) are deemed to be repeated by the Borrower on the first day of each Interest Period. (c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition. 18. INFORMATION COVENANTS 18.1 Financial Statements

43 EU-DOCS\31160993.15 (a) The Borrower must supply to the Agent: (i) its and each of the Distribution Companies’ audited consolidated financial statements for each of their financial years; and (ii) its interim consolidated financial statements for the first half-year of each of its financial years. (b) All financial statements must be supplied as soon as they are available and: (i) in the case of the Borrower’s and each of the Distribution Companies’ audited consolidated financial statements, within 180 days; and (ii) in the case of the Borrower’s interim financial statements, within 90 days, of the end of the relevant financial period. 18.2 Form of Financial Statements If any financial statement delivered or to be delivered to the Agent pursuant to Clause 18.1 (Financial Statements) is not to be or, as the case may be, has not been prepared in accordance with Applicable Accounting Principles: (a) the Borrower shall notify the Agent no later than concurrently with the delivery of the relevant financial statements; (b) if the effect of the change (when aggregated with any other change since the date of the Original Financial Statements) to the basis on which the relevant financial statements were prepared results in a deviation of equal to or greater than 3 per cent. from the result of the calculation of financial ratios in Clause 19.3 (Interest Cover) and Clause 19.4 (Asset Cover) and/or the definitions of the terms used in Clause 19 (Financial Covenants) had such change or changes (as applicable) not occurred, if the Agent so requests: (i) the Borrower shall deliver to the Agent a description of the change or changes (as applicable) and sufficient information to enable the Lenders to determine whether Clause 19.3 (Interest Cover) and Clause 19.4 (Asset Cover) have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements; and (ii) the Borrower and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of the financial ratios in Clause 19.3 (Interest Cover) and Clause 19.4 (Asset Cover) and/or the definitions of the terms used in Clause 19 (Financial Covenants); (c) if the amendments contemplated in paragraph (b) above are agreed by the Borrower and the Majority Lenders within 25 days, those amendments shall take effect in accordance with the terms of that agreement; and (d) if the amendments contemplated in paragraph (b) above are not so agreed within 25 days, the Borrower shall, with all subsequent financial statements to be delivered to the Agent pursuant to Clause 18.1 (Financial Statements), deliver to the Agent sufficient information to enable the Lenders to determine whether Clause 19.3 (Interest Cover)

44 EU-DOCS\31160993.15 and Clause 19.4 (Asset Cover) have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements. 18.3 Compliance Certificate (a) The Borrower must supply to the Agent a Compliance Certificate with each set of its financial statements delivered to the Agent under this Agreement. (b) Each Compliance Certificate must be signed by two directors of the Borrower. 18.4 Information - miscellaneous The Borrower must supply to the Agent: (a) copies of all documents despatched by the Borrower to its creditors generally (or any class of them) (in each case other than any Affiliate of the Borrower) at the same time as they are despatched; (b) promptly, details of the loss of any Licence or any communication from Ofgem or other government agency regarding any potential or threatened loss of any Licence; (c) written notice of the details of any proposed changes to a Licence which are reasonably likely to have a Material Adverse Effect as soon as reasonably practicable after becoming aware of the same; and (d) if an Event of Default is continuing, promptly on request by the Agent, such further information regarding the financial condition, business and operations of the Group as any Finance Party through the Agent may reasonably request. 18.5 Notification of Default The Borrower must notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 18.6 Direct electronic delivery by the Borrower (a) Except as provided below, the Borrower may deliver any information under this Agreement to the Agent in accordance with Clause 36.5 (Electronic communication). 18.7 Know your customer requirements (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of the Borrower (or a Holding Company of the Borrower) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer requirements” or similar identification procedures in circumstances where the necessary information is not already available to it, the

45 EU-DOCS\31160993.15 Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the relevant Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer requirements” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19. FINANCIAL COVENANTS 19.1 Definitions In this Clause 19: “Cash” means, at any time, cash denominated in a currency of an Acceptable Jurisdiction in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as: (a) that cash is repayable within 90 days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security Interest over that cash other than Security Interests permitted under Clause 20.5(c) (Negative pledge); and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility. “Cash Equivalent Investments” means at any time: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of an Acceptable Jurisdiction or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in an Acceptable Jurisdiction; (iii) which matures within one year after the relevant date of calculation; and

46 EU-DOCS\31160993.15 (iv) which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long- term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) Sterling bills of exchange eligible for rediscount at the Bank of England (or their dematerialised equivalent) and accepted by an Acceptable Bank; (e) any investment in money market funds which: (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and (iii) can be turned into cash on not more than 30 days’ notice; or (f) any other debt security approved by the Majority Lenders, in each case, denominated in a currency of an Acceptable Jurisdiction and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than Security Interests permitted under Clause 20.5(c) (Negative pledge)). “Consolidated EBITDA” means the consolidated net pre-taxation profits of the Group for a Calculation Period as adjusted by: (a) adding back Interest Payable; (b) taking no account of any exceptional or extraordinary item; (c) excluding any amount attributable to minority interests; (d) adding back depreciation and amortisation; and (e) taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Calculation Period. “Interest Payable” means, in relation to any Calculation Period, all interest payable and similar charges of the Group expressed in the relevant currency and determined on a consolidated basis in accordance with Applicable Accounting Principles but excluding interest payable or similar charges of the Group in relation to: (a) intra-Group items; and (b) any loans from Affiliates (other than any member of the Group) and shareholder loans to the extent that such loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed. “Regulatory Asset Value” means at any date, the regulatory asset value of the Distribution Companies for such date as last determined and notified by Ofgem (interpolated as necessary

47 EU-DOCS\31160993.15 and adjusted for additions to the regulatory asset value and adjusted as appropriate for out-turn inflation / regulatory depreciation). “Total Net Debt” means, at any time, the consolidated Financial Indebtedness of the Group which is required to be accounted for as debt in the consolidated annual financial statements of the Group less the aggregate at such time of all Cash or Cash Equivalent Investments held by any member of the Group excluding: (a) intra-Group items; and (b) loans from Affiliates (other than any member of the Group) and shareholder loans, to the extent that such loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed. 19.2 Interpretation (a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause 19 is to be construed in accordance with the principles applied in connection with the Original Financial Statements. (b) Any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of: (c) the Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or (d) if the amount is to be calculated on the last day of a financial period of the Borrower, the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period. (e) No item must be credited or deducted more than once in any calculation under this Clause 19. 19.3 Interest Cover The Borrower must ensure that the ratio of Consolidated EBITDA to Interest Payable is not, on the last day of each Calculation Period, less than 3:1. 19.4 Asset Cover The Borrower must ensure that on the last day of each Calculation Period, Total Net Debt does not exceed 87.5% of the Regulatory Asset Value. 19.5 Calculation of Interest Payable For the purpose of the financial covenant set out in Clause 19.3 (Interest Cover), in relation to any Calculation Period ending less than 12 months from the date of this Agreement, Interest Payable shall be calculated ignoring any amounts accrued before the date of this Agreement and in respect of the period after the date of this Agreement shall be increased by a factor of A/B where ‘A’ is 365 and ‘B’ is the total number of calendar days between the date of this Agreement and the last day of such Calculation Period. 20. GENERAL COVENANTS 20.1 General

48 EU-DOCS\31160993.15 The Borrower agrees to be bound by the covenants set out in this Clause 20 relating to it and, where the covenant is expressed to apply to each Distribution Company or each member of the Group, the Borrower must ensure that each Distribution Company or each of its Subsidiaries, as the case may be, performs that covenant. 20.2 Authorisations The Borrower must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document. 20.3 Compliance with laws Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect. 20.4 Pari passu ranking The Borrower must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally. 20.5 Negative pledge In this Clause 20.5, “Quasi-Security” means an arrangement or transaction described in Clause (b) below. (a) Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company (to the extent such Holding Company is a member of the Group) may create or allow to exist any Security Interest or Quasi- Security on any of its assets. (b) Except as provided below, none of the Borrower, any Distribution Company nor any Holding Company of a Distribution Company (to the extent such Holding Company is a member of the Group) may: (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Clauses (a) and (b) do not apply to: (i) any Security Interest or Quasi-Security created over the assets of or any shares or other ownership interests in any entity which becomes a member of the Group after the date of this Agreement as a result of a Permitted Acquisition

49 EU-DOCS\31160993.15 provided that the Security Interest or Quasi- Security is removed or discharged within six months of the date of such acquisition; (ii) any Security Interest or Quasi-Security created under or in connection with or arising out of the Balancing and Settlement Code or any transactions or arrangements entered into in connection with the management of risks relating thereto; (iii) in respect of overdue amounts which have not been overdue for more than 30 days and/or are being contested in good faith, liens arising solely by operation of law or by order of a court or tribunal (or by an agreement of similar effect) and/or in the ordinary course of day to day business or operations; (iv) any Security Interest or Quasi-Security arising out of title retention provisions in a supplier’s standard conditions of supply of goods acquired in the ordinary course of business or operations; (v) any Security Interest or Quasi-Security created on any asset acquired after the date of this Agreement for the sole purpose of financing or re- financing that acquisition and securing a principal, capital or nominal amount not exceeding the cost of that acquisition, provided that the Security Interest or Quasi- Security is removed or discharged within 6 months of the date of acquisition of such asset; (vi) any Security Interest or Quasi-Security outstanding on or over any asset acquired after the date of this Agreement and in existence at the date of such acquisition, provided that the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset; (vii) any Security Interest or Quasi-Security created or outstanding on or over any asset of any company which becomes a Subsidiary of the Borrower after the date of this Agreement where such Security Interest or Quasi- Security is created prior to the date on which such company becomes a Subsidiary of the Borrower and is not created or increased in contemplation of such company being acquired and/or becoming a Subsidiary of the Borrower and the Security Interest or Quasi-Security is removed or discharged within 6 months of the date of such company becoming a Subsidiary of the Borrower; (viii) any Security Interest or Quasi-Security created on any asset to secure any Financial Indebtedness incurred in connection with the financing of any asset or project in respect of which the repayment of that Financial Indebtedness is to be made from the revenues arising out of, or other proceeds of realisation from, that asset or project, with recourse to those revenues and proceeds and other assets used in connection with, or forming the subject matter of, that asset or project but without recourse to any other assets of the Group; (ix) any netting arrangements under any swap or other hedging transaction which is on standard market terms; (x) any Security Interest or Quasi-Security created or outstanding on or over assets of: (A) the Borrower provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi- Security created or outstanding under this exception on or over such assets shall not at any time exceed £5,000,000 or its equivalent; and

50 EU-DOCS\31160993.15 (B) a Distribution Company provided that the aggregate outstanding principal or nominal amount secured by all Security Interests and Quasi-Security created or outstanding under this exception on or over such assets shall not at any time exceed £20,000,000 or its equivalent for each Distribution Company. 20.6 Disposals (a) Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets (other than cash). (b) Clause (a) does not apply to: (i) any disposal made in the ordinary course of day to day business or operations of the disposing entity; (ii) disposals on normal commercial terms of obsolete assets or assets no longer required for the purpose of the relevant member of the Group’s business or operations; (iii) any realisation of investments acquired, purchased or made by the temporary application of funds not immediately required in the relevant member of the Group’s business or operations; (iv) the exchange of assets for other assets of a similar or superior nature and value (other than an exchange of a non-cash asset for cash), or the sale of assets on normal commercial terms for cash which is payable in full on the completion of the sale and is to be, and is, applied in or towards the purchase of similar assets within six months; (v) the disposal of assets by one wholly-owned Subsidiary of the Borrower to another or (if the consideration for the disposal does not exceed a normal commercial consideration) to the Borrower by one of its Subsidiaries; (vi) disposals in connection with sale-and-leaseback or sale and repurchase transactions or any other form of “off balance sheet” financing, provided that the aggregate book value (in the books of the disposing party) of all assets the subject of all such disposals made during the period commencing on the date of this Agreement and ending on the date when no amount remains payable under this Agreement shall not exceed £100,000,000 or its equivalents; and (vii) any disposal of any assets (including shares) other than: (A) any shares held in any Distribution Company or in any Holding Company of a Distribution Company; and (B) any assets of a Distribution Company, for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal of any such assets which is not permitted under any other paragraph of this Clause (b)) does not exceed 10% of the Regulatory Asset Value at the relevant time. 20.7 Environmental matters

51 EU-DOCS\31160993.15 (a) The Borrower will and will ensure that each Distribution Company will comply with all applicable Environmental Law and other regulations, orders or other law applicable to the conduct of the business of the supply or distribution of electricity, in each case, where failure to do so would have a Material Adverse Effect. (b) The Borrower will, promptly upon becoming aware of the same, inform the Agent in writing of: (i) any Environmental Claim against it or any Distribution Company which is current, pending or threatened; and (ii) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any Distribution Company, where the claim, if determined against that member of the Group, would have a Material Adverse Effect. 20.8 Insurance Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as that member of the Group reasonably considers to be appropriate, having regard to the insurance arrangements of companies engaged in similar business. 20.9 Merger The Borrower shall not enter into any amalgamation, demerger, merger, corporate reconstruction or reorganisation. 20.10 Change of business The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group taken as a whole from that carried on at the date of this Agreement. 20.11 Acquisitions (a) Except as provided below neither the Borrower nor any other member of the Group may acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them). (b) Clause (a) does not apply to: (i) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group as permitted under Clause 20.6 (Disposals) above; or (ii) any Permitted Acquisition. 20.12 Prohibition on Debt Purchase Transactions of the Group The Borrower shall not, and shall procure that no other member of the Group shall, enter into any Debt Purchase Transaction. 20.13 Prohibitions on Subsidiary Financial Indebtedness

52 EU-DOCS\31160993.15 The Borrower shall procure that no member of the Group (other than the Borrower, any Distribution Company or any Subsidiary which is not a Holding Company of a Distribution Company) will incur or allow to remain outstanding any Financial Indebtedness (other than Financial Indebtedness owed to another member of the Group). 20.14 Arm’s length transactions The Borrower shall not (and shall ensure that no member of the Group shall) enter into any material transactions with any other member of the PPL Group except on arm’s length terms and for full market value (or on terms which are more favourable to the Group). 20.15 Pensions (a) The Borrower shall ensure that no action or omission is taken by any member of the Group in relation to a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme). (b) Except in respect of the Electricity Supply Pension Scheme (and in particular the Central Networks Group, the EATL Group and in the case of merger, WPD Group) the Borrower shall ensure that no member of the Group is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer. 20.16 Licence The Borrower will procure that each Distribution Company will at all times: (a) comply with the terms of its Licence in all material respects; (b) without prejudice to the generality of Clause (a), comply with the ring fencing provisions of its Licence in all respects; and (c) not take any action or make any omission which is reasonably likely to result in the revocation or termination of its Licence, in each case if failure to do so would have or would be reasonably likely to have a Material Adverse Effect. 20.17 Dividends and Distribution The Borrower (and any other member of the Group) will be permitted, at any time, to: (a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (b) repay or distribute any dividend or share premium reserve; (c) pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower or their Affiliates (not being members of the Group); (d) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

53 EU-DOCS\31160993.15 (e) make a loan to any of the shareholders of the Borrower or their Affiliates (not being members of the Group); or (f) repay or prepay any amount (in case or in kind) (including, without limitation, in respect of principal, interest, capitalised interest, commission, charges and fees) under any loan from the shareholders of the Borrower or their Affiliates (not being members of the Group), provided that, on or prior to the date of such payment, the Borrower has delivered a certificate to the Agent confirming that, taking into account such payment, Total Net Debt will not exceed 85% and the Borrower will be in compliance with its obligations under Clause 19.3 (Interest Cover) in each case on each of the two immediately succeeding Calculation Dates. 20.18 Sanctions (a) The Borrower shall ensure that no member of the Group directly or indirectly: (i) uses, lends, contributes or otherwise makes available any part of the proceeds of the Loan: (A) for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or (B) in any other manner that results in any person being in breach of any Sanctions or becoming a Restricted Party; or (ii) funds all or part of any payment in connection with a Finance Document out of proceeds derived from transactions with a Restricted Party. (b) The Borrower shall ensure that each member of the Group will ensure that appropriate policies, procedures, controls and safeguards are in place designed to prevent any action being taken that would be contrary to Clause (a). (c) Nothing in this Clause 20.18 shall create or establish an obligation or right for any member of the Group to the extent that, by agreeing to it, compliance with it, exercising it, having such obligation or right, or otherwise, would be placed in violation of any law applicable to it. (d) The Borrower shall only undertake under this Clause 20.18 to the extent that giving or complying with such undertaking does not result in any violation of, conflict with or liability under the Blocking Law. (e) This Clause 20.18 shall only apply for the benefit of a Finance Party to the extent that this Clause 20.18 would not result in any violation of, conflict with or liability under the Blocking Law. 20.19 Anti-corruption law (a) The Borrower shall not (and shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. (b) The Borrower shall (and shall ensure that each other member of the Group will): (i) conduct its business in compliance with applicable anti-corruption laws; and

54 EU-DOCS\31160993.15 (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 21. EVENTS OF DEFAULT 21.1 Events of Default Each of the events set out in this Clause 21 (other than in Clause 21.14 (Acceleration)) is an Event of Default. 21.2 Non-payment The Borrower fails to pay any sum payable under any Finance Document when due unless its failure to pay is caused by: (a) administrative or technical error; or (b) a Disruption Event, and payment is made within five Business Days of its due date. 21.3 Breach of other obligations (a) The Borrower does not perform or comply with its obligations under Clause 19 (Financial Covenants). (b) The Borrower does not perform or comply with any of its other obligations under any Finance Document (other than those referred to in Clause 21.2 (Non- payment) and in Clause (a)) in any material respect or any representation or warranty by the Borrower in this Agreement (or in any document delivered under this Agreement) is or proves to have been incorrect when made or deemed repeated, unless the non-compliance or circumstance giving rise to the misrepresentation, as the case may be, is capable of remedy and is not remedied within 20 Business Days of the earlier of the Agent giving notice requiring the same to be remedied and the Borrower becoming aware of such non-compliance or misrepresentation, as the case may be. 21.4 Cross-default (a) Any Financial Indebtedness of the Borrower or any Distribution Company is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of the Borrower or any Distribution Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of the Borrower or any Distribution Company is cancelled or suspended by a creditor of that member of the Group as a result of an event of default (however described). (d) Any creditor of the Borrower or any Distribution Company becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 21.4: (i) in respect of any Financial Indebtedness in respect of:

55 EU-DOCS\31160993.15 (A) intra-Group items; or (B) loans from Affiliates (other than any member of the Group) and/or shareholder loans to the extent that such loans from Affiliates and/or shareholder loans are subordinated on the terms set out in a Subordination Deed; or (ii) unless and until the aggregate amount of such Financial Indebtedness falling within Clauses (a) to (d) is more than £20,000,000 or its equivalent in any other currency or currencies. 21.5 Insolvency (a) Any of the following occurs in respect of the Borrower: (i) it is unable to pay its debts generally as they fall due or is declared to be unable to pay its debts under applicable law; (ii) it suspends making payments on all or any class of its debts or publicly announces an intention to do so; (iii) by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of its creditors for the general rescheduling of its indebtedness; or (iv) a moratorium is declared in respect of any of its indebtedness. (b) If a moratorium occurs in respect of the Borrower, the ending of the moratorium will not remedy any Event of Default caused by the moratorium. 21.6 Insolvency proceedings (a) Except as provided below, any of the following occurs in respect of the Borrower: (i) a suspension of payments, a moratorium of any indebtedness or a reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise); (ii) any person presents a petition for its winding-up, administration or dissolution; (iii) an order for its winding-up, administration or dissolution is made; (iv) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; (v) its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; (vi) enforcement of any Security Interest over any of its assets; or (vii) any other analogous step or procedure is taken in any jurisdiction. (b) Clause (a) does not apply to:

56 EU-DOCS\31160993.15 (i) a petition for winding-up presented by a creditor which is being actively contested in good faith and with due diligence and with a reasonable prospect of success; (ii) a voluntary solvent winding-up, amalgamation, reconstruction or reorganisation or otherwise part of a solvent scheme of arrangement; (iii) any action, legal proceedings or other step over or relating to assets (other than, in the case of Clause 21.6(a)(vi), the shares of any immediate Subsidiary of the Borrower which is a Holding Company of any Distribution Company) the aggregate value of which does not exceed £20,000,000 (or its equivalent in other currencies). 21.7 Creditors’ process A distress, attachment, execution or other legal process (in each case other than to the extent such process is frivolous or vexatious) which is material in relation to the Borrower’s ability to perform its payment obligations under this Agreement is levied, enforced or sued out on or against the assets of the Borrower and is not discharged or stayed within 30 days. 21.8 Licence Either: (a) notice is given to revoke or terminate any Licence unless such termination is being contested in good faith and such notice is revoked or cancelled within 14 days of notice being given; or (b) any Licence is revoked, in either case, other than in circumstances which permit the Borrower or the relevant Distribution Company to carry on the distribution business of the relevant Distribution Company either without a licence as a result of any change in the Act or regulatory regime or with a new licence, permitting the distribution of electricity in the authorised areas covered by the relevant Licence, issued under the Act or pursuant to the Utilities Act, 2000. 21.9 Unlawfulness and invalidity (a) It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents in any material respect. (b) Any obligation or obligations of the Borrower under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. 21.10 Cessation of business The Borrower or any Distribution Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal permitted by Clause 20.6 (Disposals). 21.11 Repudiation and rescission of agreements The Borrower rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

57 EU-DOCS\31160993.15 21.12 Ownership of the Distribution Companies The Borrower ceases to own (directly or indirectly) 100% of the shares in any Distribution Company. 21.13 Expropriation The authority or ability of the Borrower or any Distribution Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower or any Distribution Company or, in each case, any of their respective assets, in a manner or to an extent that has or is reasonably likely to have a Material Adverse Effect. 21.14 Acceleration If an Event of Default is outstanding, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower: (a) cancel the Total Commitments; and/or (b) declare that all or part of any amounts outstanding under the Finance Documents are: (i) immediately due and payable; and/or (ii) payable on demand by the Agent. Any notice given under this Clause will take effect in accordance with its terms. 22. CONDUCT OF BUSINESS BY THE FINANCE PARTIES Subject to Clause 11.4 (Tax Credit), no provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 23. EVIDENCE AND CALCULATIONS 23.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 23.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates. 23.3 Calculations

58 EU-DOCS\31160993.15 Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days fixed. 24. OTHER INDEMNITIES 24.1 Currency indemnity (a) The Borrower must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of: (i) that Finance Party receiving an amount in respect of the Borrower’s liability under the Finance Documents; or (ii) that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document. (b) Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable. 24.2 Other indemnities The Borrower shall within 15 days of demand indemnify the Agent and each Lender against any funding or other cost, loss, expense or liability in an amount certified by it in reasonable detail (together with documentation in support) sustained or incurred by it as a direct result of: (a) the occurrence of any Event of Default; (b) (other than by reason of negligence or default by a Finance Party) a Loan not being made after a Request has been or is deemed to have been delivered; or (c) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. 24.3 Indemnity to the Agent The Borrower shall within 15 days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 25. EXPENSES 25.1 Initial costs The Borrower must pay to the Original Lenders and the Agent promptly on demand the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by them in connection with the negotiation, preparation, printing and execution of the Finance Documents.

59 EU-DOCS\31160993.15 25.2 Subsequent costs The Borrower must pay to the Agent promptly on demand the amount of all costs and expenses (including legal fees, subject to any agreed caps) reasonably incurred by it in connection with: (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate or Assignment Agreement) executed after the date of this Agreement; and (b) any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement. 25.3 Enforcement costs The Borrower must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 26. AMENDMENTS AND WAIVERS 26.1 Required consents (a) Subject to Clause 26.2 (All Lender matters), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 26. (c) Without prejudice to the generality of Clauses 29.6(c) to 29.6(e) (inclusive) (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) Clause 28.12(b) (Pro rata interest settlement) applies to this Clause 26. 26.2 All Lender matters (a) Subject to Clause (b), Clause 26.4 (Replacement of Screen Rate) and Clause 26.5 (Excluded Commitments), an amendment, waiver of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (i) the definition of “Majority Lenders”; (ii) an extension to the date of payment of any amount under the Finance Documents; (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable under the Finance Documents, in each case other than pursuant to Clause 26.4 (Replacement of Screen Rate); (iv) an increase in any Commitment or the Total Commitments or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (v) any provision which expressly requires the consent of all the Lenders;

60 EU-DOCS\31160993.15 (vi) Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.1 (Mandatory prepayment - illegality), Clause 7.2 (Change of Control), Clause 28 (Changes to the Lenders), Clause 30 (Sharing among the Finance Parties), Clause 38 (Governing Law), Clause 39 (Enforcement) or this Clause 26; or (vii) pro rata application of prepayments pursuant to Clause 7.2(b) (Change of Control) and Clause 7.3(c) (Voluntary prepayment), shall not be made or given without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the rights or obligations of the Agent or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent or that Reference Bank (as the case may be). 26.3 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or (B) the agreement of a specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of this Clause 26.3, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the relevant Lender has ceased to be a Defaulting Lender. 26.4 Replacement of Screen Rate (a) If a Screen Rate Replacement Event has occurred in relation to LIBOR, any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark in place of LIBOR; and (ii)

61 EU-DOCS\31160993.15 (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. (b) If, after the Final Maturity Date, (x) any Loan made pursuant to this Agreement remains outstanding and (y) this Agreement provides that the rate of interest for a Loan is to be determined by reference to the Screen Rate for LIBOR: (i) a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to that Screen Rate; and (ii) the Agent (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of that Screen Rate from and including a date no later than 30 November 2021. (c) If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, Clause (a) or Clause (b) above within 15 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (d) In this Clause 26: “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored

62 EU-DOCS\31160993.15 or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Benchmark” means a benchmark rate which is: (i) formally designated, nominated or recommended as the replacement for a Screen Rate by: (A) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (B) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (B) above; (ii) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (iii) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate. “Screen Rate Replacement Event” means, in relation to a Screen Rate: (i) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed; (i) (A) (1) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (B) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (C) the supervisor of the administrator of that Screen Rate publicly announces that that Screen Rate has been or will be permanently or indefinitely discontinued; or (D) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

63 EU-DOCS\31160993.15 (ii) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (B) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 15 Business Days; or (iii) in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 26.5 Excluded Commitments (a) If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made (unless the Borrower and the Agent agree to a longer time period in relation to any request) then: (i) its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request or carry that vote (as applicable); and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request or carry that vote (as applicable). (b) In connection with any request or vote in relation to any consent, waiver, amendment or breach of or in relation to any part of Clause 17.18 (Sanctions) or Clause 20.18 (Sanctions) of which a Lender notifies the Agent that it does not have the benefit: (i) its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request or carry that vote (as applicable); and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request or carry that vote (as applicable). 26.6 Waivers and remedies cumulative No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

64 EU-DOCS\31160993.15 27. CHANGES TO THE BORROWER The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents. 28. CHANGES TO THE LENDERS 28.1 Assignments and transfers by the Lenders Subject to this Clause 28, a Lender (an “Existing Lender”) may: (a) assign any of its rights; (b) transfer by novation any of its rights and/or obligations; and/or (c) enter into a sub-participation in respect of its rights, under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “New Lender”). 28.2 Borrower consent (a) The consent of the Borrower is required for any (i) assignment; (ii) transfer; or (iii) sub- participation involving the transfer of voting rights (a “Voting Sub-participation”) unless the assignment, transfer or Voting Sub-participation is: (i) to another Lender or an Affiliate of any Lender; or (ii) made at a time when an Event of Default is continuing. (b) The consent of the Borrower must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. (c) Notwithstanding the foregoing, the prior consent of the Borrower shall be required (and the provision of Clause (b) shall not apply) if the assignment or transfer or Voting Sub- participation is to a person which is (i) a Competitor, (ii) a Distressed Debt Fund or (iii) a Hedge Fund, unless in the case of an assignment or transfer to a Distressed Debt Fund or a Hedge Fund only, such assignment or transfer is made when an Event of Default is continuing. 28.3 Other conditions of assignment or transfer (a) An assignment will only be effective on: (i) receipt by the Agent in the Assignment Agreement of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under had it been an Original Lender; and (ii) performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

65 EU-DOCS\31160993.15 (b) A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with. (c) Each New Lender must: (a) enter into a Confidentiality Undertaking prior to entering into any assignment or transfer pursuant to this Clause 28; and (b) confirm to the Borrower and the relevant Existing Lender in its Transfer Certificate, Assignment Agreement or, in the case of a Voting Sub- participation, otherwise in writing that it is not an entity referred to in Clause 28.2(c) (Borrower consent). (d) The Existing Lender must provide the Borrower with details of the full legal name of the recipient of any voting rights where a Voting Sub-participation occurs. (e) Any transfer by an Existing Lender shall be of a minimum amount of £10,000,000 and shall not be permitted if it would result in the aggregate Commitments of any Lender being less than £10,000,000 (unless, in each case, the Existing Lender is transferring its entire Commitment). (f) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement, on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement, and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. (g) The Agent shall not be bound to verify or monitor the status or eligibility of the New Lender including whether it is an entity referred to in Clause 28.2(c) (Borrower consent). The Agent shall be entitled to rely on the confirmation of the New Lender provided in the relevant executed Transfer Certificate or Assignment Agreement in respect of such matters. 28.4 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500. 28.5 Procedure for transfer (a) Subject to the conditions set out in Clause 28.2 (Borrower consent) and Clause 28.3 (Other conditions of assignment or transfer), a transfer is effected in accordance with Clause (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 28.7 (The Register). The Agent shall, subject to Clause (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate, and make such corresponding entry in the Register. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make a corresponding entry in the Register once it is satisfied that it has complied with all necessary “know your customer” or

66 EU-DOCS\31160993.15 other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 28.12(b) (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender; (iii) the Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer, and to that extent that the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a Lender. 28.6 Procedure for assignment (a) Subject to the conditions set out in Clause 28.2 (Borrower consent) and Clause 28.3 (Other conditions of assignment or transfer), an assignment may be effected in accordance with Clause (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 28.12(b) (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

67 EU-DOCS\31160993.15 (d) Lenders may utilise procedures other than those set out in this Clause 28.6 to assign their rights under the Finance Documents (but not without the consent of the Borrower or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Borrower consent) and Clause 28.3 (Other conditions of assignment or transfer). 28.7 The Register The Agent, acting for these purposes solely as an agent of the Borrowers, shall maintain a register (the “Register”) for the recordation of the names and addresses of the Lenders and the respective amounts of the Commitments and Loans of each Lender from time to time. The Agent shall update the Register to reflect any assignments or transfers made pursuant to this Clause 28 and, notwithstanding anything else in this Agreement, such assignments or transfers are not effective until reflected in the Register. Absent manifest error, the entries in the Register shall be conclusive and binding for all purposes and the Borrower, the Agent and the Lenders shall treat each person whose name is recorded in the Register as Lender hereunder for all purposes of this Agreement. The Agent shall make a copy of the Register available for inspection by the Borrower and the Borrowers upon reasonable prior notice. 28.8 Limitation of responsibility of Existing Lender (a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of: (i) any Finance Document or any other document; or (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded. (b) The New Lender confirms to the Existing Lender that it: (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Borrower and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document. (c) Nothing in any Finance Document requires an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or (ii) support any losses incurred by the New Lender by reason of the non- performance by the Borrower of its obligations under any Finance Document or otherwise. 28.9 Costs resulting from change of Lender or Facility Office If:

68 EU-DOCS\31160993.15 (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax gross-up and indemnities), Clause 12 (Increased costs) or Clause 10.3 (Market disruption), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. 28.10 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement. 28.11 Security over Lenders’ rights In addition to the other rights provided to the Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other security to secure obligations to a federal reserve, central bank, governmental authority, agency or department (including Her Majesty’s Treasury); and (b) in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the relevant Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 28.12 Pro rata interest settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata” basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of

69 EU-DOCS\31160993.15 the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.12, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) An Existing Lender which retains the right to the Accrued Amount pursuant to this Clause 28.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of a specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 29. ROLE OF THE AGENT 29.1 Appointment of the Agent (a) Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions. (c) Each of the Lenders hereby exempts the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Lender which cannot grant such exemption shall notify the Agent accordingly and, upon request of the Agent, either act in accordance with the terms of this Agreement and/or any other Finance Document as required pursuant to this Agreement and/or such other Finance Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. 29.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates that the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and

70 EU-DOCS\31160993.15 (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates that the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 29.3 Duties of the Agent (a) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to Clause (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 28.10 (Copy of Transfer Certificate, Assignment Agreement to Company), Clause (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

71 EU-DOCS\31160993.15 (g) The Agent shall, within five Business Days of a request by the Borrower, provide to the Borrower a list of the current Lenders, their respective Commitments and contact details for any communication to be made or document to be delivered under or in connection with the Finance Documents, provided that the Agent shall have no obligation to provide such list more than once every Month. (h) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 29.4 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person. (b) The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 29.5 Business with the Group The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 29.6 Rights and discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.2 (Non-payment)); and

72 EU-DOCS\31160993.15 (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary or desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of it so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of paragraph (g) above, the Agent: (i) may disclose; and (ii) on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Borrower and to the other Finance Parties. (i) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion, if it has grounds for believing that the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (k) The Agent may at any time appoint an Affiliate, agent, attorney-in-fact or sub-agent (a “Sub-Agent”) as deemed necessary by the Agent, to exercise all or a part of its rights, powers and duties under this Agreement or any other Finance Document (and Clause 29.10 (Lenders’ indemnity to the Agent) shall also apply to a Sub-Agent in the

73 EU-DOCS\31160993.15 performance of any activity under this Clause provided that no Lender shall be required to so indemnify such Sub-Agent where: (i) any cost, loss or liability arises by reason of such Sub-Agent’s gross negligence or wilful misconduct; or (ii) if the claim is based on the fraud of such Sub-Agent). 29.7 Responsibility for documentation The Agent is not responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 29.8 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 29.9 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

74 EU-DOCS\31160993.15 (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of the Agent may rely on this Clause 29.9 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default), but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 29.10 Lenders’ indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of

75 EU-DOCS\31160993.15 liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 15.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document). 29.11 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower. (b) Alternatively, the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after the relevant notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent. (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties. (e) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (f) The Agent’s resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 24.3 (Indemnity to the Agent) and this Clause 29. Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. (h) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (i) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

76 EU-DOCS\31160993.15 (i) the Agent fails to respond to a request under Clause 11.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 11.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Borrower or a Lender believes that a Party may be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. 29.12 Replacement of the Agent (a) After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in London). (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from that date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. 29.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 29.14 Relationship with the Lenders (a) Subject to Clause 28.12 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s

77 EU-DOCS\31160993.15 principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Contact details) and Clause 36.5 (Electronic communication), and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 29.15 Credit appraisal by the Lenders Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 29.16 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to

78 EU-DOCS\31160993.15 that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29.17 Role of Reference Banks (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. (b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any quotation supplied by it to the Agent, unless directly caused by its gross negligence or wilful misconduct. (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any quotation supplied by that Reference Bank to the Agent, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.17 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act. 29.18 Third party Reference Banks A Reference Bank which is not a Party may rely on Clause 29.17 (Role of Reference Banks), and Clause 32 (Confidentiality of Funding Rates) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act. 30. SHARING AMONG THE FINANCE PARTIES 30.1 Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 15 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents, then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 15 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 15.6 (Partial payments). 30.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance

79 EU-DOCS\31160993.15 Parties”) in accordance with Clause 15.6 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties. 30.3 Recovering Finance Party’s rights On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower. 30.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and (b) as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower. 30.5 Exceptions (a) This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the Borrower. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice, and did not take separate legal or arbitration proceedings. 31. CONFIDENTIALITY AND DISCLOSURE OF INFORMATION 31.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 31.2 (Disclosure of Confidential Information) and Clause 31.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 31.2 Disclosure of Confidential Information Any Finance Party may disclose:

80 EU-DOCS\31160993.15 (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 31.2 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) its rights and/or obligations under the Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraphs (i) or (ii) of Clause (b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (i) or (ii) of Clause (b); (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom or for whose benefit that Lender charges, assigns or otherwise creates security (or may do so) pursuant to Clause 28.11 (Security over Lenders’ rights); (vii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (viii) who is a Party; or (ix) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (i), (ii) and (iii) of Clause (b), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional

81 EU-DOCS\31160993.15 adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (iv) of Clause (b), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (v), (vi) and (vii) of Clause (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom paragraph (i) or (ii) of Clause (b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information. 31.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information: (i) names of the Borrower; (ii) country of domicile of the Borrower; (iii) place of incorporation of the Borrower; (iv) date of this Agreement; (v) Clause 38 (Governing Law); (vi) the name of the Agent; (vii) date of each amendment and restatement of this Agreement;

82 EU-DOCS\31160993.15 (viii) amount of Total Commitments; (ix) currency of the Facility; (x) type of Facility; (xi) ranking of Facility; (xii) Final Maturity Date for the Facility; (xiii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and (xiv) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Borrower represents that none of the information set out in Clause (a) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or the Borrower; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider. 31.4 Entire agreement This Clause 31 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information, and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 31.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 31.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to Clause 31.2(b)(v) (Disclosure of Confidential Information), except where such

83 EU-DOCS\31160993.15 disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 31. 31.7 Continuing obligations The obligations in this Clause 31 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of: (a) the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 32. CONFIDENTIALITY OF FUNDING RATES 32.1 Confidentiality and disclosure (a) The Borrower agrees to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clause (b). (b) The Borrower may disclose any Funding Rate to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Borrower it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Borrower it is not practicable to do so in the circumstances; and (iv) any person, with the consent of the relevant Lender. 32.2 Related obligations

84 EU-DOCS\31160993.15 (a) The Agent and the Borrower acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (ii) of Clause 32.1(b) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 32. 32.3 No Event of Default No Event of Default will occur under Clause 21.3 (Breach of other obligations) by reason only of the Borrower’s failure to comply with this Clause 32. 33. CONTRACTUAL RECOGNITION OF BAIL-IN 33.1 Bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 33.2 Definitions In this Agreement: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means:

85 EU-DOCS\31160993.15 (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the

86 EU-DOCS\31160993.15 powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers. 34. SEVERABILITY If, at any time, any provision of Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction will in any way be affected or impaired. 35. COUNTERPARTS Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 36. NOTICES 36.1 In writing (a) Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or by e-mail. (b) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing. 36.2 Contact details (a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Agent on or before the date it becomes a Party. (b) The contact details of the Borrower for this purpose are: Address: Western Power Distribution plc Avonbank Feeder Road Bristol BS2 0TB Tel: +44 117 933 2374 E-mail: wpdtreasuryconfirms@westernpower.co.uk Attention: Treasury Team (c) The contact details of the Agent for this purpose are: Address: 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom Tel: +44 (0) 20 7742 1000 E-mail: loan_and_agency_london@jpmorgan.com; Lesley.X.Pluck@jpmorgan.com Attention: Loans Agency Group (d) The contact details of each Original Lender are, subject to paragraph (e) below, those identified under their respective names in the signature pages to this Agreement. (e) Any Party (other than the Agent) may change its contact details by giving five Business Days’ notice to the Agent, and the Agent may change its contact details by giving five Business Days’ notice to the other Parties.

87 EU-DOCS\31160993.15 (f) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer. 36.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if delivered in person, when so delivered; (ii) if by way of electronic communication, in accordance with Clause 36.5 (Electronic communication); or (iii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Contact details), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to the Borrower shall be sent through the Agent. (d) Any communication or document which becomes effective, in accordance with Clauses (a) to (c) above, after 5pm in the place of receipt shall be deemed only to become effective on the following day. 36.4 Communication when the Agent is an Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 36.5 Electronic communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if the Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice. (b) Any such electronic communication or delivery as specified in Clause (a) will be effective only when actually received (or made available) in readable form.

88 EU-DOCS\31160993.15 (c) Any electronic communication or delivery which becomes effective, in accordance with Clause (c), after 5:00 p.m. in the place in which the Party to whom the relevant communication or delivery is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (d) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.5. 37. LANGUAGE (a) Any notice given under or in connection with a Finance Document must be in English. (b) Any other document provided under or in connection with a Finance Document must be: (i) in English; or (ii) if not in English and so required by the Agent, accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document. 38. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 39. ENFORCEMENT (a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document including a dispute relating to any non- contractual obligation arising out of or in connection with this Agreement. (b) The English courts are the most appropriate and convenient courts to settle any such dispute and the Borrower waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document. This Agreement has been entered into on the date stated at the beginning of this Agreement.

89 EU-DOCS\31160993.15 THE ORIGINAL LENDERS NAME OF ORIGINAL LENDER COMMITMENT (£) TREATY PASSPORT SCHEME REFERENCE NUMBER AND JURISDICTION OF TAX RESIDENCE (IF APPLICABLE) Canadian Imperial Bank of Commerce, London Branch 116,666,666.67 N/A JPMorgan Chase Bank, N.A., London Branch 116,666,666.67 N/A The Bank of Nova Scotia 116,666,666.66 3/T/366714/DTTP (Resident of Canada) TOTAL 350,000,000.00

90 EU-DOCS\31160993.15 CONDITIONS PRECEDENT The Borrower 1. A certified copy of the constitutional documents of the Borrower. 2. A certified copy of a resolution of the board of directors or a committee of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, the Finance Documents. 3. A specimen of the signature of each person authorised on behalf of the Borrower to, and who on or prior to the Drawdown Date will, execute any Finance Document or sign or send any document or notice in connection with any Finance Document. 4. A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing limit binding on the Borrower to be exceeded. 5. A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. Legal opinions 6. A legal opinion of Latham & Watkins LLP, legal advisers to the Borrower addressed to the Original Lenders. Other documents and evidence 7. A copy of this Agreement signed by the Borrower. 8. The Bond Redemption Notice. 9. Evidence that all costs and expenses then due and payable from the Borrower under this Agreement have been or will be paid no later than the Drawdown Date. 10. Completion by the Lenders and the Agent of all necessary “know your customer” checks or other similar checks in relation to the Borrower required under applicable laws and regulations, as notified to the Borrower not less than five Business Days prior to the date of this Agreement. 11. The Original Financial Statements.

91 EU-DOCS\31160993.15 REQUEST To: [J.P. Morgan AG] as Agent From: Western Power Distribution plc Date: [Date of the Agreement] Western Power Distribution plc - £350,000,000 Facility Agreement (the “Agreement”) 1. We refer to the terms of the Agreement, which will be dated on or around 26 February 2021. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request. 2. We wish to borrow a Loan on the following terms: (a) Drawdown Date: 26 February 2021 (b) Amount: 350,000,000.00 GBP (c) Interest Period: one month 3. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied or will, on the Drawdown Date, be so satisfied. 4. The proceeds of this Loan should be credited to the beneficiaries as described in the Direction Letter dated on or around the date of this Request. 5. This Request is conditional upon the Agreement being signed on or around 26 February 2021. By: WESTERN POWER DISTRIBUTION PLC

92 EU-DOCS\31160993.15 FORM OF TRANSFER CERTIFICATE To: [J.P. Morgan AG] as Agent From: [THE EXISTING LENDER] (the “Existing Lender”) and [THE NEW LENDER] (the “New Lender”) Date: [  ] Western Power Distribution plc - £350,000,000 Facility Agreement dated [  ] (the “Agreement”) We refer to the Agreement. This is a Transfer Certificate. 1. The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 28.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan as specified in the Schedule. 2. The proposed Transfer Date is [  ]. 3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule. 4. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 28.8 (Limitation of responsibility of Existing Lender) of the Agreement. 5. The New Lender represents that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] (b) [a Treaty Lender;] (c) [not a Qualifying Lender].* 6. The New Lender confirms that it is not: (a) a Competitor; (b) [a Distressed Debt Fund; or (c) a Hedge Fund.]1 7. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or 1 This confirmation is not required if an Event of Default is continuing.

93 EU-DOCS\31160993.15 (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]** 8. [The New Lender confirms that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]), and is tax resident in [  ]*** so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that it wishes the scheme to apply to the Agreement.]**** 9. The New Lender expressly confirms that it [can][cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in Clause 29.1(c) (Appointment of the Agent). 10. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. NOTES: * Delete as applicable - each New Lender is required to confirm which of these three categories it falls within. ** Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 11.1 (Definitions) of the Agreement. *** Insert jurisdiction of tax residence. **** This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

94 EU-DOCS\31160993.15 THE SCHEDULE Rights and obligations to be transferred by novation [insert relevant details, including applicable Commitment (or part)] Administrative details of the New Lender [insert details of Facility Office, address for notices and payment details etc.] [EXISTING LENDER] [NEW LENDER] By: By: The Transfer Date is confirmed as [  ]. [Agent] By:

95 EU-DOCS\31160993.15 FORM OF ASSIGNMENT AGREEMENT To: [J.P. Morgan AG] as Agent and Western Power Distribution plc as Borrower From: [THE EXISTING LENDER] (the “Existing Lender”) and [THE NEW LENDER] (the “New Lender”) Date: [  ] Western Power Distribution plc - £350,000,000 Facility Agreement dated [  ] (the “Agreement”) 1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 28.6 (Procedure for assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [  ]. 4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5. The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Contact Details) of the Agreement are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 28.8 (Limitation of responsibility of Existing Lender) of the Agreement. 7. The New Lender confirms that it is not: (a) a Competitor; (b) [a Distressed Debt Fund; or (c) a Hedge Fund.]2 8. The New Lender represents that it is: (a) [a Qualifying Lender (other than a Treaty Lender);] 2 This confirmation is not required if an Event of Default is continuing.

96 EU-DOCS\31160993.15 (b) [a Treaty Lender;] (c) [not a Qualifying Lender].* 9. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]** 10. [The New Lender confirms that it holds a passport under the HMRC DT Treaty passport scheme (reference number [  ]) and is tax resident in [  ]***, so that interest payable to it by the Borrower is generally subject to full exemption from UK withholding tax and notifies the Borrower that it wishes the scheme to apply to the Agreement.]**** 11. The New Lender expressly confirms that it [can][cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in Clause 29.1(c) (Appointment of the Agent). 12. This Assignment Agreement acts as notice to the Borrower of the assignment referred to in this Assignment Agreement. 13. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 14. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 15. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. NOTES: * Delete as applicable - each New Lender is required to confirm which of these three categories it falls within. ** Include if New Lender comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 11.1 (Definitions) of the Agreement. *** Insert jurisdiction of tax residence.

97 EU-DOCS\31160993.15 **** This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

98 EU-DOCS\31160993.15 THE SCHEDULE Rights to be assigned and obligations to be released and undertaken [insert relevant details] [Facility Office address and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Agreement by the Agent and the Transfer Date is confirmed as [  ]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By:

99 EU-DOCS\31160993.15 FORM OF COMPLIANCE CERTIFICATE To: [J.P. Morgan AG] as Agent From: Western Power Distribution plc Date: [  ] Western Power Distribution plc - £350,000,000 Facility Agreement dated [  ] (the “Agreement”) 1. We refer to the Agreement. This is a Compliance Certificate. 2. We confirm that as at [relevant testing date], Consolidated EBITDA for the Calculation Period ending on such date was [  ] and Interest Payable was [  ], therefore the ratio of Consolidated EBITDA to Interest Payable for the Calculation Period ending on such date was [  ] to 1. 3. We confirm that as at [relevant testing date], Regulatory Asset Value was [  ] and Total Net Debt was [  ]; therefore Total Net Debt does not exceed 87.5% of the Regulatory Asset Value. 4. We set out below calculations establishing the figures in paragraphs 2 and 3 above: [  ]. 5. [We confirm that no Default is outstanding as at [relevant testing date].]3 WESTERN POWER DISTRIBUTION PLC By: Director Director 3 If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

100 EU-DOCS\31160993.15 TIMETABLES Delivery of a duly completed Request in accordance with Clause 5.1 (Giving of a Request) D-1 (or as otherwise agreed between the Parties) 10:00 a.m. LIBOR is fixed Quotation Day as of 11.00 a.m. Agent notifies the Lenders of the Loan in accordance with Clause 5.2 (Advance of Loan) D-1 4:00 p.m. Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate) Quotation Day as of 11.30 a.m. “D” = the Drawdown Date. “D- X”= Business Days prior to the Drawdown Date.

101 EU-DOCS\31160993.15 FORM OF SUBORDINATION DEED THIS SUBORDINATION DEED is entered into as a deed on [  ] and is made BETWEEN: (1) WESTERN POWER DISTRIBUTION PLC (registered number 09223384) (the “Borrower”); (2) [SUBORDINATED CREDITOR] (the “Subordinated Creditor”); and (3) [J.P. MORGAN AG], as Agent acting on behalf of the Lenders (each as defined below) (the “Agent”). 1. INTERPRETATION 1.1 Definitions In this Deed: Agreement means the £350,000,000 facility agreement dated []between, among others, Western Power Distribution plc as the Borrower and [J.P. Morgan AG] as Agent. Party means a party to this Deed. Permitted Subordinated Debt Payment means: (a) the repayment or prepayment of any principal amount (or capitalised interest) outstanding under the Subordinated Finance Document; (b) the payment of any interest, fee or charge accrued or due under or any other amount payable in connection with the Subordinated Finance Document; or (c) the purchase, redemption, defeasance or discharge of any amount outstanding under the Subordinated Finance Document, provided that, on or prior to the date of such payment, the Borrower has delivered a certificate to the Agent confirming that, taking into account such payment, Total Net Debt will not exceed 85% and the Borrower will be in compliance with its obligations under Clause 19.3 (Interest Cover), in each case on each of the two immediately succeeding Calculation Dates. Senior Debt means any present or future liability (actual or contingent) payable or owing by the Borrower to a Finance Party under or in connection with the Finance Documents. Senior Debt Discharge Date means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and no Finance Party has any commitment or liability, whether present or future, actual or contingent, in relation to the Facility, as determined by the Agent. Subordinated Creditor Accession Deed means a deed substantially in the form set out in Annex 1 (Form of Subordinated Creditor Accession Deed). Subordinated Debt means any present or future liability (actual or contingent) payable or owing by the Borrower to the Subordinated Creditor under or in connection with any Subordinated Finance Document. Subordinated Finance Document means [].

102 EU-DOCS\31160993.15 1.2 Construction (a) Capitalised terms defined in the Agreement have the same meaning in this Deed, unless given a different meaning in this Deed. (b) The principles of construction set out in the Agreement will have effect as if set out in this Deed. (c) Any undertaking by the Subordinated Creditor in this Deed remains in force from the date of this Deed to the Senior Debt Discharge Date. 1.3 Third Party Rights Unless otherwise indicated and save in respect of any other creditor under any of the Finance Documents, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Deed. 2. SUBORDINATION 2.1 Ranking Each of the Parties hereby agrees that the Senior Debt, whether secured or unsecured, shall rank senior in priority to the Subordinated Debt. 2.2 Undertakings of the Borrower The Borrower must not without the prior consent of the Lenders: (a) make any payment whatsoever in respect of the Subordinated Debt other than a Permitted Subordinated Debt Payment; or (b) secure, in any manner, all or any part of the Subordinated Debt; or (c) defease, in any manner, all or any part of the Subordinated Debt; or (d) give any financial support (including the taking of any participation, the giving of any guarantee or other assurance or the making of any deposit) to any person in connection with all or any part of the Subordinated Debt; or procure any other person to do any of the acts or take any of the actions referred to paragraphs (a) to (d) above. 2.3 Undertakings of the Subordinated Creditor (a) The Subordinated Creditor will not without the prior written consent of the Lenders: (i) allow to exist or receive the benefit of any Security Interest, guarantee, indemnity or other assurance against loss in respect of all or any of the Subordinated Debt or all or any rights which it may have against the Borrower in respect of all or any part of the Subordinated Debt; or (ii) take or omit to take any action or step whereby the subordination of all or any of the Subordinated Debt might be terminated, impaired or adversely affected.

103 EU-DOCS\31160993.15 (b) The Subordinated Creditor will not without the prior written consent of the Lenders receive any payment save where such payment is a Permitted Subordinated Debt Payment. (c) The Subordinated Creditor will not without the prior written consent of the Lenders: (i) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Subordinated Debt or enforce the Subordinated Debt by execution or otherwise; (ii) initiate or support or take any steps with a view to, or which may lead to: (A) any insolvency, liquidation, reorganisation, administration or dissolution proceedings; (B) any voluntary arrangement or assignment for the benefit of creditors; or (C) any similar proceedings, involving the Borrower or any of its Subsidiaries, whether by petition, convening a meeting, voting for a resolution or otherwise; (iii) bring or support any legal proceedings against the Borrower or any of its Subsidiaries; or (iv) otherwise exercise any remedy for the recovery of all or any part of the Subordinated Debt (including, without limitation, the exercise of any right of set-off, counterclaim or lien). (d) If the Subordinated Creditor receives any payment which is in breach of any Finance Document, it shall hold such sums on trust for the Agent (acting on behalf of the Lenders) and pay them immediately to the Agent (acting on behalf of the Lenders) to be applied against the Senior Debt. (e) The Subordinated Creditor and the Borrower hereby agree for the benefit of the Agent and the Lenders that, notwithstanding the terms of the Subordinated Finance Document and any agreement relating to the Subordinated Debt, the Subordinated Debt is made available on terms such that it is not, save for a Permitted Subordinated Debt Payment or otherwise with the consent of the Lenders, repayable unless and until the Senior Debt Discharge Date shall have occurred. 2.4 Subordination on insolvency If there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of the Borrower or the proceeds thereof, to creditors of the Borrower, by reason of the liquidation, dissolution or other winding-up of the Borrower or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of the Borrower, or the Borrower becomes subject to any event mentioned in Clause 21.6 (Insolvency proceedings) of the Agreement or a voluntary arrangement, then and in any such event:

104 EU-DOCS\31160993.15 (a) the Subordinated Debt shall continue to be subordinated to the Senior Debt; (b) any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of the Borrower or its estate (the “rights”) made to or paid to, or received by the Subordinated Creditor or to which the Subordinated Creditor is entitled shall be held on trust by the Subordinated Creditor for the Lenders and shall forthwith be paid or, as the case may be, transferred or assigned to the Lenders to be applied against the Senior Debt; (c) if the trust referred to in paragraph (b) above or paragraph (d) of Clause 2.3 above fails or cannot be given effect to or if the Subordinated Creditor receives and retains the relevant payment or distribution, the Subordinated Creditor will pay over such rights in the form received to the Agent (acting on behalf of the Lenders) to be applied against the Senior Debt; (d) the Subordinated Creditor acknowledges the rights of the Agent (acting on behalf of the Lenders) to demand, sue and prove for, collect and receive every payment or distribution referred to in paragraph (b) above and give acquittance therefore and to file claims and take such other proceedings, in the Agent’s own name or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Deed; and (e) the Subordinated Creditor by way of security for its obligations under this Deed irrevocably appoints the Agent to be its attorney in order to enable the Agent to enforce any and all claims upon or with respect to the Subordinated Debt or any part thereof, and to collect and receive any and all payments or distributions referred to in paragraph (b) above or to do anything which that Subordinated Creditor has authorised the Agent or any other Party to do under this Deed or is itself required to do under this Deed but has failed to do (and the Agent may delegate that power on such terms as it sees fit). 3. SET-OFF (a) The Subordinated Creditor shall not set off against the Subordinated Debt any amount payable by the Subordinated Creditor to the Borrower. (b) If any part of the Subordinated Debt is discharged in whole or in part by way of set- off, the Subordinated Creditor will promptly pay to the Agent for application in accordance with the terms of paragraph (b) of Clause 2.4 (Subordination on insolvency) an amount equal to the amount of the Subordinated Debt discharged by such set-off. 4. NEW MONEY The Subordinated Creditor hereby agrees that the Agent (acting on behalf of the Lenders) may, at its discretion, increase the facility made available to the Borrower and make further advances to the Borrower, and each such advance will be deemed to be made under the terms of the Agreement. 5. PROTECTION OF SUBORDINATION (a) The subordination in this Deed is a continuing subordination and benefits the ultimate balance of the Senior Debt.

105 EU-DOCS\31160993.15 (b) Except as provided in this Deed, the subordination is, and the Subordinated Creditor’s obligations under this Deed will, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice the subordination or any of the Subordinated Creditor’s obligations under this Deed. 6. MISCELLANEOUS (a) This Deed overrides anything in any Subordinated Finance Document to the contrary. (b) Any communication in respect of this Deed must be in writing. Contact details for each Party are set out opposite their name, below. (c) This Deed is a Finance Document. 7. ASSIGNMENT (a) The Agent (acting on behalf of the Lenders) shall have the full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights, benefits and obligations under any of the Finance Documents are assigned or transferred in accordance with their provisions. (b) The Subordinated Creditor shall not assign or transfer all or any of its rights, title, benefit and interest in or to all or any part of the Subordinated Debt unless in full and on or prior to such assignment or transfer the assignee or transferee accedes to this Deed as Subordinated Creditor pursuant to the Subordinated Creditor Accession Deed. 8. TRUSTS The Agent shall hold the benefit of this Deed upon trust for itself and the Lenders. 9. TERMINATION Subject to Clause 4 (New Money), on the Senior Debt Discharge Date, the terms of this Deed shall terminate. 10. GOVERNING LAW This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. JURISDICTION The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with this Deed and the Parties submit to the exclusive jurisdiction of the English courts. IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

106 EU-DOCS\31160993.15 Annex 1 Form of Subordinated Creditor Accession Deed To: [J.P. MORGAN AG], as Agent To: WESTERN POWER DISTRIBUTION PLC From: [Acceding Subordinated Creditor] THIS DEED is made on [date] by [Acceding Subordinated Creditor] (the “Acceding Subordinated Creditor”) in relation to the subordination deed (the “Subordination Deed”) dated [•] between, among others, Western Power Distribution plc. as Company, [J.P. Morgan AG] as Agent and the Subordinated Creditor (as defined in the Subordination Deed). Terms defined in the Subordination Deed shall, unless otherwise defined in this Deed, bear the same meanings when used in this Deed. In consideration of the Acceding Subordinated Creditor being accepted as the Subordinated Creditor for the purposes of the Subordination Deed, the Acceding Subordinated Creditor confirms that, as from [date], it intends to be party to the Subordination Deed as the Subordinated Creditor and undertakes to perform all the obligations expressed in the Subordination Deed to be assumed by the Subordinated Creditor and agrees that it shall be bound by all the provisions of the Subordination Deed, as if it had been an original party to the Subordination Deed as the Subordinated Creditor. This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. IN WITNESS whereof this Deed has been duly executed by the Parties on the day and year first above written.

107 EU-DOCS\31160993.15 SIGNATORIES Subordination Deed Company EXECUTED as a DEED ) by WESTERN POWER DISTRIBUTION PLC ) acting by ) Director In the presence of: Witness Signature: Name: Address: Company contact details: Address: [  ] Phone Number: [  ] E-mail [  ] Attention: [  ] Subordinated Creditor EXECUTED as a DEED ) by [SUBORDINATED CREDITOR] ) acting by ) Director In the presence of: Witness Signature: Name: Address: Subordinated Creditor contact details: Address: [  ] Phone number: [  ] E-mail: [  ] Attention: [  ]

108 EU-DOCS\31160993.15 Agent EXECUTED as a DEED ) by [  ] ) acting by ) Director In the presence of: Witness Signature: Name: Address: Agent contact details: Address: [  ] Phone number: [  ] E-mail: [  ] Attention: [  ]

[WPD - 2021 Facility Agreement – Signature Page] SIGNATORIES THE BORROWER Executed for an on behalf of WESTERN POWER DISTRIBUTION PLC By : Ian Robert Williams Name : Ian Robert Williams Title : Director

AN ORIGINAL LENDER

Executed for and on behalf of

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH

By	:	Alex Wilson	By	:	Roger Harvey
Name	:	Alex Wilson	Name	:	Roger Harvey
Title	:	Managing Director	Title	:	Managing Director

Contact details

Tel	:	+44 207 234 6478; +44 207 234 6906
Address	:	150 Cheapside, London EC2V 6ET
Email	:	roger.harvey@cibc.co.uk; toby.schogger@cibc.co.uk
Attention	:	Roger Harvey; Toby Schogger

[WPD – 2021 Facility Agreement – Signature Page]

[WPD – 2021 Facility Agreement – Signature Page] AN ORIGINAL LENDER Executed for and on behalf of JPMORGAN CHASE BANK, N.A., LONDON BRANCH By : Nancy R. Barwig Name : Nancy R. Barwig Title : Executive Director Contact details Tel : +44 (0) 20 7742 1000 Address : 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom Email : loan_and_agency_london@jpmorgan.com; Lesley.X.Pluck@jpmorgan.com Attention : Loans Agency Group

[WPD – 2021 Facility Agreement – Signature Page] AN ORIGINAL LENDER Executed for and on behalf of THE BANK OF NOVA SCOTIA By : David Dewar Name : David Dewar Title : Director Contact details Tel : +1 212-225-5705 Address : 720 King St. W Toronto ON, M5V 2T3 Email : GWSUSCorp_LoanOps@scotiabank.com Attention : GWO US Lending Services Team

[WPD – 2021 Facility Agreement – Signature Page] THE AGENT Executed for and on behalf of J.P. MORGAN AG By : Fatma Mustafa By : N/A Name : Fatma Mustafa Name : ___________________________ Title : Authorised Signatory / Vice President Title : ___________________________